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Exhibit 10.31

        Binder For Casualty Insurance Program

for

Gevity HR Inc.

In consultation with your Representative

Marsh USA Inc.

by

AIG Global Risk Management

PREPARED BY:	MATT BILELLO & TOM BECCONSALL
DATED:	12/14/2007
PROPOSED EFFECTIVE DATE:	1/1/2008
VALID UNTIL:	1/1/2008

  SECTION 1—THE CONTACTS

  AIG Risk Management is committed to providing superior service on your Insurance Program. The People listed below are the primary team representatives for your account.

Contact Name:	Christopher P. Davis, CPA, Vice President, Finance-Insurance Solutions
Company Name:	Gevity HR Inc.
Street:	9000 Town Center Parkway
City:	Bradenton
State:	FL
Zip:	34202
Telephone #:	941-741-4343
Your Representative Contact Name:	Michael C. Weiss
Company Name:	Marsh USA Inc.
Street:	1166 Avenue of the Americas
City:	New York
State:	NY
Zip:	10036
Telephone #:	212-245-3568
Our Account Representative Contact Name:	Tom Becconsall, Regional Manager
Company Name:	AIG Risk Management
Street:	Financial Square, 32 Old Slip
City:	New York
State:	NY
Zip:	10005
Telephone #:	646-857-1195
Other Important Contacts
Name:	[*]
Title:	Underwriter
Telephone #	[*]
Name:	[*]
Title:	PEO Underwriter
Telephone #	[*]
Name:	[*]
Title:	Account Manager
Telephone #	[*]
Name:	[*]
Title:	Fusion Account Services Executive
Telephone #	[*]
Name:	[*]
Title:	Risk Analyst
Telephone #	[*]

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THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

  SECTION 1—POLICY NUMBERS, POLICY COMPANIES

Policy Number	States Covered	Company Written In	Type of Coverage
WC Various	Various	VARIOUS	Statutory Workers' Compensation and Employers' Liability
GL 1595769	All States	AMERICAN HOME ASSURANCE COMPANY	General Liability (Liability other than Automobile)
CA 160732	FL	AMERICAN HOME ASSURANCE COMPANY	Automobile Liability

ACKNOWLEDGED ON BEHALF OF:

This Binder is intended to be a statement of the mutual interest of the parties with respect to the Workers Compensation, Automobile Liability and Commercial General Liability Risk Management program described above and is subject to execution and delivery of a mutually satisfactory Payment Agreement, RCAMP Agreement, and Collateral Trust Agreement. The parties will become legally obligated with respect to the Workers Compensation, Automobile Liability and Commercial General Liability Risk Management program described above only in accordance with the terms contained in the Payment Agreement, RCAMP Agreement and Collateral Trust Agreement relating thereto if, as and when such document has been executed and delivered by the parties.

SIGNATURES

Signed by	/s/ THOMAS BECCONSALL Thomas Becconsall Regional Manager, AIGRM National Accounts	Signed by	/s/ GARRY J. WELSH Garry J. Welsh Chief Financial Officer, Gevity HR Inc.
Dated	12/14/2007	Dated	12/14/2007

  SECTION—2—INFORMATION ABOUT AIG NATIONAL ACCOUNTS DIVISION

AIG Risk Management—National Accounts Division

For more than 20 years, AIG Risk Management (AIGRM) has been known in the marketplace as the leading provider of sophisticated risk management programs for large, national accounts. Our National Accounts Division focuses on corporations with annual revenue in excess of $750 million. AIGRM professionals can devise integrated risk management programs for most hazards and exposures in your operations. In designing a customized program for our clients, we explore a variety of financing and coverage options: guaranteed cost; self-insured retention; large deductibles; incurred-loss and paid-loss retention plans; and captive arrangements. Buy-outs and loss portfolio transfers are handled by a separate profit center within AIG Risk Management (Division 86). We can also combine and/or coordinate our program with a spectrum of products and services available within the diverse member companies of American International Group, Inc. (AIG), allowing us to create a comprehensive program that meets most, if not all, of your risk management needs. Our creative approach to solving our clients' simplest to most difficult problems has propelled us to be a market leader in risk management solutions for national corporations.

Quality Service

In 2002, The Risk and Insurance Management Society awarded AIG the Arthur Quern Quality Award in recognition of AIG's Performance Management Program. Our excellence is rooted in the belief that a quality insurance program entails more than just sound underwriting; it also requires customer-driven service. Each AIGRM client is assigned an Account Manager who focuses on your business strategies, understands your needs, and works with you to find solutions to your risk concerns. We will work with AIG Claim Services, Inc. or your chosen third party administrator to provide an effective cost-containment program. Our AIG Risk Consultants team is unmatched in its loss control and loss prevention expertise. Additionally, we offer a variety of specialized services to enhance your risk management programs, including IntelliRisk©, our on-line claims management system. AIGRM professionals provide a full range of services to help you manage and control your overall cost of risk.

Financial Strength

The AIG Companies' ratings are among the highest of any insurance and financial services organization in the world. The AIG Companies provide the most extensive range of commercial and industrial coverages available for corporate and commercial customers, from large multinationals to small businesses. The AIG Companies are longtime market leaders in most lines, including the most complex insurance lines. We typically provide the highest insurance limits available and are first to address new or emerging risks. Policies underwritten by the AIG Companies provide highly-rated financial strength, and specialized claims and loss control services. AIG Companies refers to the domestic property and casualty insurance subsidiaries of American International Group, Inc.

  SECTION 2—PROGRAM RATES AND PREMIUMS

        Rates and Estimated Premiums for:

Line of Business	Rating Segment	Coverage Plan Type	Claims Administrator	Retention/ Deductible	Estimated Losses
General Liability (All Options)	The Entire Contract	Deductible	AIGCS	$500,000	[*]
Automobile Liability (All options)	The Entire Contract	Deductible	AIGCS	$500,000	[*]

Line of Business	Rating Segment	Coverage Plan Type	Claims Administrator	Retention/ Deductible	Estimated Losses
Workers' Compensation	The Entire Contract	Deductible	AIGCS	$1,000,000	[*]
Workers' Compensation	The Entire Contract	Full Coverage Retention—WI, WY	AIGCS	$1,000,000	[*]
Workers' Compensation	FL, TX and OR Loss Re	Deductible Non-LRRP	AIGCS	$1,000,000	[*]

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THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

  SECTION 2—PROGRAM RATES AND PREMIUMS

Estimated Subject Premium

Line Items	Rates	Per	Basis Types	Estimated Basis	Minimum Premium	Estimated Premium
Forecast of Subject Losses in Final Premium	N/A	1	Ultimate Losses	$0	N/A	[*]
Insurance Charge	[*]	1	Unmodified Premium excl. FL, TX & OR	[*]	[*]	[*]
WC Profit & Administration	[*]	1	Unmodified Premium excl. FL, TX & OR	[*]	[*]	[*]
WC Claims Service Fee	Flat	Flat	N/A	FLAT	[*]	[*]
WC Taxes, B&B and RMLs	[*]	1	Unmodified Premium excl. FL, TX & OR	[*]	N/A	[*]
NYS WC Assessment	[*]	1	NY Standard Premium	[*]	N/A	[*]
AL Profit & Administration	Flat	Flat	N/A	FLAT	[*]	[*]
AL Claim Service Fee	Flat	Flat	N/A	FLAT	[*]	[*]
AL Taxes, B&Bs, RMLs	Flat	Flat	N/A	FLAT	N/A	[*]
GL Profit & Administration	Flat	Flat	N/A	FLAT	[*]	[*]
GL Claim Service Fee	Flat	Flat	N/A	FLAT	[*]	[*]
GL Taxes, B&Bs, RMLs	Flat	Flat	N/A	FLAT	N/A	[*]
Estimated Subject Premium						$4,758,091

Estimated Non-subject Premium

Coverage Description	Rates	Per	Basis Types	Estimated Basis	Minimum Premium	Estimated Premium
AL Excess Premium	Flat	Flat	N/A	FLAT	[*]	[*]
GL Excess Premium	[*]	[*]	Sales	[*]	[*]	[*]
WC Excess Premium	[*]	1	Unmodified Premium excl. FL, TX & OR	[*]	[*]	[*]
Florida WC Standard Premium/ Loss Reimbursement Premium	1	1	Standard Premium*	[*]	N/A	[*]
Texas WC Standard Premium/ Loss Reimbursement Premium	1	1	Standard Premium*	[*]	N/A	[*]
Oregon WC Standard Premium/ Loss Reimbursement Premium	1	1	Standard Premium*	[*]	N/A	[*]
Estimated Non-Subject Premium						$11,444,503

Summary of Expected Cost

Estimated Premium (Subject and Non-subject)	$16,202,594
Expected Reimbursable Losses/ Deductible Loss/Self-Insured Losses and ALAE, if applicable	[*]
Credit Fee	[*]
Estimated Surcharges:	[*]
Estimated Cost	[*]
Total Pay-In Premium & Surcharges During the Policy Period	$16,666,113

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THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Surcharge (breakdown by state excluding NYS Work Comp Assessment):

FL	AL	[*]	MN	WC	[*]
FL	GL	[*]	MO	WC	[*]
CA	WC	[*]	MT	WC	[*]
CT	WC	[*]	NJ	WC	[*]
GA	WC	[*]	NY	WC	[*]
IL	WC	[*]	PA	WC	[*]
IN	WC	[*]	SD	WC	[*]
KY	WC	[*]	VT	WC	[*]
MA	WC	[*]	OR	WC	[*]
ME	WC	[*]	Total:	$463,519	[*]

Terrorism Charges Included in Premium By Line of Business:	Estimated Charge
Workers' Compensation (TRIA)	[*]
General Liability (TRIA)	[*]
Automobile Liability (Terrorism)	[*]

If UM/UIM/PIP forms (as referenced in Section 3) are not signed and returned by effective date, an additional premium of $100,000 will be charged and the Automobile Liability rate will be increased by $N/A by power unit.

[* [*]

  The Binder (Binder) contemplates the following terms:

  1.
  Based on unmodified manual premium of $81,221,287 with corresponding estimated modified premium of $85,314,687 including FL, TX and OR. Rates outlined within this Binder (binder) will be applied to unmodified manual premium. Due to pending CA, FL and other state pending rate changes, the LRRP & deductible credits will be amended once the rates are finalized. This will be done in concert with the AIG Rate Filings. Taxes, surcharges and assessments are subject to change based on updated rates as well as premiums.

  2.
  Receipt of first installment due prior to inception.

  3.
  Annual manual premium growth of no more than [*] in the states of CA, NJ, TX, or FL([*] as respects FL) individually and no more than [*] in the aggregate. If calculated at monthly audit [*] or greater premiums are found for states other than FL (FL is [*]), we would retain the right to immediately increase and bill excess premium and collateral by [*] times the relative exposure in the applicable states above the trigger.

  4.
  If actual surcharges including NY second injury exceed the deposit indicated above, Gevity will be responsible for the additional cost.

  5.
  Continued compliance with monthly voluntary audits.

  6.
  This Binder (Binder) contemplates that there are no material changes between the date of this Binder and expiration. If a material change should occur, we reserve the right to re-price account immediately and change our collateral requirements. Material change is defined as inclusive but not limited to: changes in management team, changes in manual rate profile of Gevity, deterioration in either Gevity's financials or projected losses under the current program, acquisitions or transfer in whole or in part of another similar organization or book of business, any breach of our current contract.

  7.
  This Binder (Binder) is net of brokerage commission.

Data Reporting Requirements

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THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Gevity must report the renewal client base and, on a weekly basis, all client additions, terminations and endorsements using the PEO standard template and the FTP server. See PEO standard template attached.

Claim Fees

☒ Claim Service Fee is a FLAT CHARGE for AL, GL and WC states subject to Large Risk Rating Plan (all states other than FL, TX and OR for workers' compensation) AND Included in Loss Reimbursement Standard Premium shown for FL, TX and OR.

IntelliRisk Services Included
Category	Project	Description/Comments
Risk Management Information System	IntelliRisk NetSource—Gevity	8 IntelliRisk NetSource Risk Management Package licenses.
	User Security	Utilization of the IntelliRisk NetSource User Security feature, which allows Gevity to control claim access by location code and line of business.
	Upgrades/New Releases of IntelliRisk NetSource	Non client-specific upgrades/new releases of IntelliRisk NetSource.
RMIS Support	Help Center	RMIS Help Center support is available 8am-8pm ET Monday-Friday, during regular AIGCS business days.
	Solution Development Team Support	RMIS Solution Development Team support includes dedicated resources with the RMIS dept., quality assurance process for custom solutions, training, travel & expenses exclusive of supplemental custom reporting.
Data Transmission and Maintenance	Gevity—Monthly Detail Dataset Creation and Transmission	Monthly creation and transmission of claim data via FTP to Gevity. File includes 5 additional data elements requested by Gevity.
	STARS—Monthly Transactional Dataset Creation and Transmission	Monthly creation and transmission of claim data via FTP to STARS. File includes 50 additional data elements requested by Gevity/Stars.
	Data Maintenance	Record Storage/Mainframe Processing
CDE Maintenance
Custom Projects	Client Location File
Daily FTP intake of Client Location File from Gevity to AIGDC and First Health. Custom programming and maintenance of daily feed from Gevity includes file processing costs and generation of exception reports.

Aggregate Stop Amount and Aggregate Stop Limit Schedule

The "Aggregate Stop Amount "and the "Aggregate Stop Limit "(if one is applicable) apply to the ☐ first year of, or ☒ entire Rating Period.

Line(s) and Insurance Included: Worker's Compensation and Employers Liability

"Aggregate Stop Amount" is the minimum amount and adjustable on the Basis and rate shown below:

Deductible Level	"Aggregate Stop Amount"	Rate (per $1 of unmodified premium, $81,221,287.)	"Aggregate Stop Limit"
$1,000,000	$138,500,000	[*]	$20,000,000

"Aggregate Stop Amount" means the maximum amount of:

Benefits, damages and ALAE (per the ALAE option selected herein) payable by you for losses under policies issued that are subject to your retention/deductible/loss reimbursement program, and if applicable, self-insured retention program.

Adjustment: The final "Aggregate Stop Amount" will be determined by our audit of your books and records. In no event will the "Aggregate Stop Amount" be less than the Estimated Amount shown.

"Aggregate Stop Limit" means the maximum amount of:

Benefits, damages and ALAE (per the ALAE option selected herein) above the Aggregate Stop Amount that we will not require you to reimburse us for under your retention/deductible/loss reimbursement program, and if applicable, self-insured retention program.

Note:
Self-Insured Losses means any loss you incur under a Self-Insured Retention. Losses you Incur for which no coverage is available under the Self-Insured Retention policy(ies) will NOT be included in determining whether or when the "Aggregate Stop Amount" or "Aggregate Stop Limit" has been reached.

Underwriting Guidelines

1)
At a minimum we will not provide coverage for the following:

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Undesirable Classes

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2)
The following clients must be referred to AIG for approval:

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3)
Referral Items:

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Special Conditions

You must execute and return an original executed copy of both the Payment Agreement and the Schedule, and any other documents we deem necessary to adequately document the terms of the program, to us at our address shown above within 30 days after the Effective Date above.

If not so returned and delivered, we may void the Finance Plan summarized herein and set forth in detail in the Payment Agreement. Upon our notice of our voiding of the Finance Plan to you at your address shown above, the entire amount of the "Estimated Total Cost" specified under FINANCE PLAN herein will become immediately due and payable to us in cash at our address shown above. Failure to pay such amount within 10 days thereafter shall entitle us to cancel the insurance and any reinsurance and to terminate all services under this Program by notice to you when not less than 10 days thereafter the cancellation and termination shall become effective.

Claims Administration

Claims will be handled by AIG Claims Services, Inc. The claims administration pricing is included in the insurance company expenses. Rehabilitation and managed care services are billed separately at prevailing rates. Claim Investigations conducted by the Investigative Services Division to assist the claims adjusters are an allocated expense and charged to the file at Prevailing Time & Expense. Fraud investigations conducted for the purpose of criminal prosecution are not billed to the file and considered part of the overall claim fee.

The claims administration charges include four intellirisk setups and 12 monthly tape to tape triangles to Marsh STARS system. If the program does not renew, AIG agrees to continue to provide access to Intellirisk setups and monthly tapes as long as Gevity requires, at prevailing rates. Also if the program does not renew, AIG will continue to grant access to data and tape to tape triangles to Marsh at prevailing rates. When requested, we will provide these rates to Gevity. Where possible, we will offer fixed rates for 3 years.

Allocated loss adjustment expenses, as defined above, are not included in the Insurance Company expenses.

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THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Loss Control Services

We understand that Gevity HR's loss control professionals are providing ongoing loss control services to your clients and that additional loss control services have not been requested as part of the AIG program. Only those loss control surveys needed for underwriting purposes and those services mandated by state regulatory requirements will be included in the AIG program. Of course, additional loss control services can be provided on an unbundled basis at any point during the policy year.

AIG Consultants will provide a Technical Services Manager—[*]—to manage the delivery of all services. We maintain a nationwide network of loss control consultants to provide service at your key clients' facilities, which can serve as a cost effective complement to the work done by Gevity's field risk consultants. AIG Consultants, Inc. can provide personnel with experience and expertise commensurate with the services needed. Ergonomic and/or industrial hygiene specialists can be provided as appropriate. Consultant training and/or specialty training in industrial hygiene/ergonomics can be provided to your field risk consultants. To ensure readily available competent consultants near our clients various locations, we maintain a complement of approved subcontractor consultants to supplement our internal loss control professionals. These subcontractors are subject to our Quality Management System approval process as a requirement of AIG Consultant's Inc. ISO 9000 certification.

Cancellation

If AIG were to initiate cancellation and or non renewal of the entire PEO program we would provide advance notice to the Broker and the PEO of 120 days but that actual issued WC policies will be cancelled and or non renewed based upon the WC statutory requirements.

Coverages

A specimen policy will be prepared for the MCP states with all appropriate forms attached and this will serve as the master sample for each of those states where multiple policies are required.

All endorsements may not be approved for use in all states and we can only include those endorsements where they are approved.

Named insured will include all Gevity HR, Inc. affiliated or subsidiary entities for which payroll are reported to AIG Risk Management shown as follows:

Gevity HR, Inc. and it's wholly-owned subsidiaries:

Gevity HR, L.P.	Gevity HR II, LP.	Gevity HR, III, LP.	Gevity HR IV, L.P
Gevity HR V, L.P.	Gevity HR VI, L.P.	Gevity HR VII, L.P.	Gevity HR VIII, L.P.
Gevity HR IX, L.P.	Gevity HR X, L.P.	Gevity HR XI, LLC	Gevity HR XII Corp.
Gevity HR XIV, LLC	Gevity Insurance Agency, Inc.
Staff Leasing, LLC.	Concorda Insurance Company Limited

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Security Plan

Collateral

Collateral on Hand (by Type)	Amount of Collateral
RCAMP Cash	[*]
RCAMP Non-Depleting Cash Trust	[*]
Trust Funds	[*]
Escrow	[*]
Estimated Gross Amounts of Collateral on Hand	$141,040,340	At 10/1/07

Additional Collateral Required (by Type)	Amount of Collateral	Due Date
Collateral included in Subject Workers' Compensation Premium for WI, WY full coverage retention losses:	[*]	1 Installment due on 1/1/2008
RCAMP (paid by captive)	[*]	12 Installments due on the 1st of each month starting with 1/1/2008.
Total Additional Collateral Required	$55,510,000 ($1,000,000 ded)	12 Installments due on the 1st of each month starting with 1/1/2008.
Estimated RCAMP return via lump sum to captive	[*]	Date of Return TBD
Estimated Gross Amount of Collateral Required	$53,510,000 ($1,000,000 ded)

(AIG acknowledges that in addition to the above amounts, the unused portion of the 2007 DBB policy which is available to pay losses is [*] as of 9/28/2007.)

Collateral Reviews

We will review our collateral requirement annually. In addition, we may review our collateral requirement at any time that we may deem reasonably necessary. If as a result of any review we find that we require additional collateral, you will provide us such additional collateral within 30 days of our written request, which shall be accompanied by a worksheet showing our calculation of the amount thereof. If a return of collateral to you is indicated, we will return annually the indicated amount to you within 30 days of our written acknowledgement thereof.

The Additional/Return Collateral at adjustment will be: The difference between the Ultimate Losses and Loss Provision amount collected during the policy period.

Specific Loss Development Factors

We have agreed to use specific Loss Development Factors in determining Ultimate Losses in our collateral calculation, at the annual adjustment of the 2008 program the following apply:

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GRID of Loss Development Factors

Valuation Date	DEDUCTIBLE LEVEL
$1,000,000
6/30/09	[*]
6/30/10	[*]
6/30/11	[*]
6/30/12	[*]
6/30/13	[*]
6/30/14	[*]

At 1/1/15, if requested, we will consider additional loss development factors.

NOTE THAT:

We may apply a different table of LDF's that will enable us more accurately to determine the Ultimate Losses in the security calculation, if during the term of the policies, a change occurs in the hazards insured against because of Your acquisition or disposition of a subsidiary, division or operation with assets at least equal to 20% of your assets on the effective date hereof, or the organization that provides claims service under the Policies is changed, or Your retention/deductible/loss reimbursement limit under any of the Policies, or any other change occurs which is likely to render the LDF's shown in the Grid ineffective as a tool for estimating with reasonable accuracy the amount of Loss and ALAE that we will pay because of accidents, occurrences, or offenses covered by the Policies.

Security will be on a depleting basis. Using the Hybrid RCAMP as collateral, retained losses will be paid out of the Hybrid RCAMP. No monthly loss billings will go to the insured.

The collateral pay-in during the 1/1/08 - 1/1/09 period will be reviewed on a quarterly basis during the policy period. If the unmodified premium reported to the PEO unit is more than 110% of the estimated unmodified premium for that quarter, then the collateral and expense dollars will be adjusted. The collateral will be adjusted based on the following formula.

Annual countrywide unmodified manual premium × 0.6834 = Total Collateral Requirement

The expenses will be adjusted based on the factors in section 2 of this binder or the applicable LRRP endorsement attached to the policy.

The Total Collateral requirement is subject to a minimum of 100% of collateral amount above until the first loss provision annual adjustment at 18 months after inception for 2008-09 program year. The minimum is not the minimum collateral amount AIG must hold at any given time over the first eighteen months, but instead the amount that must be paid in over the first year. In other words, if the unmodified manual premium after the twelfth monthly adjustment is so low that it triggers the minimum, AIG will compare the minimum to what was submitted in collateral over the year, in lieu of to what was on hand after depletion for paid losses.

If the program does not renew, then the collateral will be adjusted annually in accordance with the terms outlined in the Payment Agreement and there will be no return of collateral until 30 months from inception.

The Hybrid RCAMP portion of this deal will be structured as follows:

We will issue You Deductible Policies. Your captive, in turn, will issue You a Deductible Reimbursement Policy providing coverage for the same liabilities referenced in the policies we issue to you for the per occurrence amount equal to the deductible.

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Under the Hybrid RCAMP collateral option, You assign your rights under the captive issued Deductible Reimbursement to Us. Furthermore, We will reinsure Your captive for liabilities it assumes under the Deductible Reimbursement Policy.

This deal will be documented via an Assignment Agreement, Reinsurance Quota Share Agreement and the Payment Agreement/Schedule of Policies & Payments. The Assignment Agreement and the cash premium received via this reinsurance transaction will service to collateralize Your Deductible Obligations to Us. As an alternative to the Assignment Agreement we will accept a copy of the captive issued Deductible Reimbursement Policy with the Restriction of Right to Cancel endorsement attached.

The Captive has two Investment Selection options at its disposal which are referenced below. We will advise rate for option #2 after first installment is received. If the captive does not make a selection within 1 business date from that time, then the One-Year Rate option will apply.

Investment Selection Options

1.
One-Year rate

Under this option, We would guarantee a fixed rate of return on the Reinsurance Premium set at an enhanced spread of [*] basis points over the 6-month U.S. Constant Maturity Treasury yield as it reads the day we are in receipt of the first installment of the Reinsurance Premium. The interest rate will reset annually based on then current market conditions. Should the Captive cancel the Reinsurance Quota Share Agreement at any time prior to January 1, 2009, it is understood and agreed that interest will be deemed to have accrued from the date the premium is delivered to us, to the date of cancellation, at the 1-month U.S. Constant Maturity Treasury yield as it read the day we were in receipt of the first installment of Reinsurance Premium.

2.
Interest rate payable until all claims are closed:

Said interest shall accrue to this account at a rate of TBD%. The rate will be effective until all claims are closed. Upon settlement of all liabilities to which this Agreement applies we shall pay to You the balance of funds in this account. Interest will accrue to the collateral and will be paid annually. Note that accrued interest paid to the captive will not exceed the rate associated with the amount of time that has elapsed, as per the below referenced Interest Rate Penalty Schedule. Should you choose to secure the payment of your Obligations with an alternative form of collateral prior to all claims are closed, interest shall be calculated at the rate specified in the Interest Rate Penalty Schedule listed below in accordance to the date of the conversion to an alternative form of collateral.

Interest Rate Penalty Schedule

A penalty rate will apply. Below is a sample rate based on a rate of 5.01%, and penalty schedule will be provided when rate is set.

Cancellation Date	Interest rate	Cancellation Date	Interest rate
Prior to 12/31/2008	3.50%	1/1/2014 to 12/31/2014	4.30%
1/1/2009 to 12/31/2009	3.60%	1/1/2015 to 12/31/2015	4.45%
1/1/2010 to 12/31/2010	3.70%	1/1/2016 to 12/31/2016	4.60%
1/1/2011 to 12/31/2011	3.85%	1/1/2017 to 12/31/2017	4.75%
1/1/2012 to 12/31/2012	4.00%	1/1/2018 to 12/31/2018	4.95%
1/1/2013 to 12/31/2013	4.15%	1/1/2019 to All Claims Closed	5.01%

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THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Under either Investment Selection Option, the Captive will receive a monthly accrued interest statement, detailing the opening fund balance, less losses paid in each particular month, along with interest earned on the average investable balance. This Binder contemplates that we will not collect Escrow. Therefore, the monthly accrued interest statement will evidence losses being paid at the mid-point of each month.

Should the Federal Reserve lower the targeted Federal Funds rate at any time prior to the receipt of the first installment of the reinsurance premium, both investment selection options will become null and void.

Letter of Credit

Any letter of credit must be clean, unconditional, irrevocable and evergreen. It must be from a bank that we and the Securities Valuation Office of the National Association of Insurance Commissioners have approved and in a form acceptable to us. It must be in the amount shown in the Schedule. If any letter of credit is canceled, no later than 30 days before that letter of credit expires, You must deliver to us a substitute letter of credit that complies with the requirements set forth above. Upon Your written request, we will not unreasonably withhold our consent to a reasonable extension of the time within which You must deliver such a substitute letter of credit to us. The substitute letter of credit must take effect no later than the date of termination of the expiring letter of credit. Your duty to deliver such a letter of credit will continue until You have satisfied all Your obligations under this Agreement and the Policies. If You fail to provide us with a qualifying substitute letter of credit as indicated above, we may draw upon the existing letter of credit in full.

Non-Depleting Cash Security

Cash posted by you will be placed in a pooled cash account. We will credit to you, interest accrued for the quarter on the daily cash balances calculated at a rate equal to the 3-month United States Constant Maturity Treasury yield as it reads the day the cash is received. The rate will be effective to 01/01/2009. This cash will not be utilized to pay for losses and expenses you incur. We will bill you on a monthly basis for the reimbursement of losses and expenses. If, prior to 1/1/2009, you should choose, with our consent, to secure your Payment Obligation with an alternative form of collateral provided for by the terms of the Payment Agreement ("Collateral Swap"), interest will be deemed to have accrued from the day the cash is received to the date of the Collateral Swap, at a rate of 1.00%

Depleting Cash Security

Cash posted by you will be placed in a pooled cash account. We will credit to you, interest accrued for the quarter on the daily cash balances calculated at a rate equal to the 1-month United States Constant Maturity Treasury yield as it reads the day the cash is received. The rate will be effective to 01/01/2009. This cash will be utilized to pay for losses and expenses you incur. Should the balance fall below a predetermined amount, as determined by us, we will commence billing you monthly for reimbursement of losses and expenses. If, prior to 01/01/2009, you should choose, with our consent, to secure your Payment Obligation with an alternative form of collateral provided for by the terms of the Payment Agreement ("Collateral Swap"), interest will be deemed to have accrued from the day the cash is received to the date of the Collateral Swap, at a rate of 1.00%.

Collateral Trust

Cash will be invested in various securities, selected by you, in accordance with the applicable trust agreement, executed between you (Grantor), us (Beneficiary) and the bank (Escrow Agent). Our oversight fee charge for this arrangement will be between 7 and 10 basis points of the market value of the trust. The Escrow Agent may also ask you for a separate fee for their services. At our discretion, we will determine if this cash will, or will not, be utilized to pay for losses and expenses you incur.

The Statements made are Subject To The Following Terms and Conditions:

Collateral options are subject to prior approval by AIG Credit.

Financial Covenants, Tests, or Minimum Credit Ratings

We may require additional collateral from You in the event of the following:

  a.)
  Credit Trigger:

  i.
  If the credit rating of the entity named below and for the type of debt described below, promulgated by Standard & Poor's Corporation ("S&P") or by Moody's Investors Services, Inc. ("Moody's"), drops below the grade shown respectively under S&P or Moody's;

  ii.
  or If S&P or Moody's withdraws any such rating.

We may require and You must deliver such additional collateral according to the Payment Agreement up to an amount such that our unsecured exposure will not exceed the amount shown as the Maximum Unsecured Exposure next to such rating in the grid below.

"Unsecured exposure" is the difference between the total unpaid amount of Your Payment Obligation (including any similar obligation incurred before the inception of the Payment Agreement and including any portion of Your Payment Obligation that has been deferred and is not yet due) and the total amount of Your collateral that we hold.

Name of Entity:                        Type of Debt Rated: N/A

Ratings at Effective Date
S&P	Moody's	Unsecured Exposure at Effective Date
$

Potential Future Ratings
S&P	Moody's	Maximum Unsecured Exposure
$
  b.
  Other Financial Tests or Covenants: N/A

  SECTION 3—LIMITS, PROGRAM & COVERAGE

General Notes About Coverages

Coverage outlined in this document is for explanatory and reference purposes only. The coverage provisions do not necessarily conform to any specifications furnished in the submission received from your representative.

The policy (or policies) that we issue to you shall contain the full and complete terms, conditions, exclusions and coverages provided under your insurance program. In the case of any conflict between the insurance policy (or policies), and the provisions contained in this Binder or binder, the provisions in the policy (or policies) shall govern. Upon receipt, please review the policy (policies) thoroughly with your broker, and notify us promptly in writing if you have any questions or concerns.

The calculation of premiums, and other program features, included in this document have been established based upon the information provided by you and your representative. Additional locations, changes in exposure, or other variations may make it necessary to re-evaluate the Binder/Binder, premium calculations and plan factors. Any modification we make shall be based on our evaluation of these changes and whether they represent a measurable difference from the insurance program originally contemplated at inception.

While it is our intention to honor the terms and conditions of our contract with you, we are required to follow all regulatory and filing requirements in effect for various states where you have an exposure. We shall adhere to all state regulatory requirements. We shall not issue any form, or apply any program, that is in contravention to a governing regulation, rule, statute or law.

Prior to the inception date of coverage, you must provide us with the following information: All applicable FEIN numbers, DMV reporting information (other than New York), Florida Acord 130 for Florida Workers' Compensation coverage (fully completed, executed and notarized), and UAIN.

Florida Acord 130

  Please be aware that in conjunction with your obligation to complete the Florida Workers Compensation Application [Accord form 130 FL (2002/07)] ("Application"), you are subject to the continuing obligation as required under Florida Statutes, Chapter 443, to provide us, as your workers' compensation carrier, a copy of your quarterly earnings reports and self-audits supported by the quarterly earnings reports ("Reports").

  While you bear responsibility for additional obligations as set forth under Florida law and the terms of the Application, it is hereby required that you provide us with copies of the Reports at the end of each quarter.

  Nothing herein is intended to modify, eliminate or amend any requirement you have to Provide us with information as detailed by the terms of the Application.

  AIG acknowledges that the Florida Acord 130 has been received and that we do not expect a new form for the 2008 renewal.

Entities included as Named Insureds are those shown as such on the policy (policies) Declaration page, as well as in the appropriate Named Insured Endorsements attached to each individual policy, whether such are issued at inception, or included by an additional endorsement thereafter.

Any questions regarding this Binder or Binder should be directed to Our AIG Risk Management Representative shown in this document. No Alterations to this Binder or Binder May Be Made Without the Prior Written Approval of AIG Risk Management.

Workers' Compensation

Policy Term: Effective at 12:01 AM            1/1/2008                        to             1/1/2009

Workers' Compensation Coverage	Statutory
Employers Liability:
Bodily Injury by Accident—Each Accident	$2,000,000
Each Employee Bodily Injury by Disease	$2,000,000
Policy Limit Bodily Injury by Disease	$2,000,000
States Covered: AK, AL, AR, AZ, CA, CO, CT, DC, DE, FL, GA, HI, IA, ID, IL, IN, KS, KY, LA, MD, ME, MA, MI, MN, MO, MS, MT, NE, NH, NJ, NM, NV, NY, NC, OK, OR, PA, RI, SC, SD, TN, TX, UT, VA, VT, WI (i.e. Item 3A) WY is covered where approved by statute
Stop Gap Liability:
Bodily Injury by Accident—Each Accident	$2,000,000
Each Employee Bodily Injury by Disease	$2,000,000
Policy Limit Bodily Injury by Disease	$2,000,000
States Covered: OH, ND, WA, WV, WY, (i.e. other states covered 3C)

	Deductible/Loss Reimbursement Amount		Applicable To:
Workers' Compensation and Employers Liability under State Law—Insured States		$1,000,000	Each Accident or each Person for Disease
Workers' Compensation and Employers Liability under Federal Law—Insured States		$1,000,000	Each Accident or each Person for Disease
Workers' Compensation and Employers Liability—Self Insured States	$	N/A	Each Accident or each Person for Disease
Employers Liability—Monopolistic States		$1,000,000	Each Accident or each Person for Disease

  Note: 1)For Insured States, the limit of coverage as shown in this document include(s) the Retention/Loss Reimbursement Limit layer amount(s) retained by the Insured. 2) For Self-Insured States, the limits of liability shown are in excess of the Self Insured Retention amount. 3) Aggregate Limits apply where applicable.

Coverage Extensions and Exclusions
Form #	Edition Date	Name
WC 00 00 00 A		Workers Compensation Insurance Policy
Various		All Mandatory State Endorsements
WCOFAC	07/05	OFAC Policy Holder Notice
WC 000104	04/84	FEDERAL EMPLOYERS LIABILITY ACT COVERAGE
• This endorsement continues to be used in New Jersey and Texas.
The remaining states approved the newer version WC 000104A (10-04).

WC 000104A	10/04	FEDERAL EMPLOYERS LIABILITY ACT COVERAGE
This endorsement is approved in Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, DC, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan (exempt from filing), Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Mexico, New York, North Carolina, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin, and Wyoming.
New Jersey and Texas will continue to use the prior version WC 000104 (4-84) until the AIG adoption filing is approved.
WC 000106A	04/92	LONGSHORE AND HARBOR WORKERS COMPENSATION ACT COVERAGE ENDORSEMENT
As permitted by state jurisdiction. California approved a state-specific version. Not available in the monopolistic states other than WA.
WC 000109A	04/92
OUTER CONTINENTAL SHELF LANDS ACT COVERAGE ENDORSEMENT
"No such work at this time. It is agreed that if any work is subject to the Outer Continental Shelf Lands Act, the Insurer will endorse the policy within sixty (60) days of the notification."
WC 000111		MIGRANT AND SEASONAL AGRICULTURAL WORKERS PROTECTION ACT COVERAGE ENDORSEMENT
WC 000201A	04/92	MARITIME COVERAGE
Description of work: "No such work at this time. It is agreed that if any work is subject to the Maritime Coverage Endorsement, the Insurer will endorse the policy within sixty (60) days of the notification".
WC 000203	04/84	VOLUNTARY COMPENSATION MARITIME COVERAGE ENDORSEMENT

EMPLOYEES: "All employees who are masters or members of the crew of any vessel."
 Workers Compensation Law: "State of Hire"
DESCRIPTION OF WORK: "No such work at this time. It is agreed that if any work is subject to the Maritime Coverage Endorsement, the Insurer will endorse the policy within sixty (60) days of the notification."
WC 000301	04/84	ALTERNATE EMPLOYER ENDORSEMENT (STATE APPROVED—HI, OK, AND TX) Requires specifics name of Alternate Employer
WC 000301A	02/89	ALTERNATE EMPLOYER ENDORSEMENT (ALL OTHER STATES WHERE WE ARE USING A MASTER POLICY, EXCEPT AK AND CA)

		•	Requires specifics name of Alternate Employer
		•	This endorsement is not approved in Alaska.
		•	Hawaii, Oklahoma and Texas continue to use the prior version WC 000301 (4-84). California policies utilize the Labor Contractor Endorsement.
		•	The remaining states approved this endorsement.
WC 000302	04/84	DESIGNATED WORKPLACES EXCLUSION ENDORSEMENT
		•	California disapproved this endorsement, but uses Endorsement Agreement Limiting & Restricting This Insurance Form# 7606H for this purpose.
		•	Pennsylvania disapproved this endorsement, but uses Exclusion of Employees Endorsement WC 370303 for wrap-ups. The sponsor is named as statutory employer.
		•	Connecticut approved a state-specific version of this endorsement.
		•	The remaining states approved this endorsement.
WC 000310	04/84	SOLE PROPRIETOR, PARTNER, OFFICER AND OTHERS
•	California and Texas approved a state-specific version.
This endorsement is not approved in Pennsylvania
 Partners: All partners
 Officers: All executive officers
Others: Each person named in Item 4 of the Information Page
WC 000311	04/84	VOLUNTARY COMPENSATION AND EMPLOYERS LIABILITY
Employees: All Officers and Employees, including any volunteers not subject to the Workers Compensation law except masters and members of the crew of any vessel.
 State of Employment: Any state designated in Item 3.A. of the Information Page of this policy
Compensation Law: State of Hire
WC 000311A	08/91	VOLUNTARY COMPENSATION AND EMPLOYERS LIABILITY
Employees: All Officers and Employees, including any volunteers not subject to the Workers Compensation law except masters and members of the crew of any vessel
 State of Employment: Any state designated in Item 3.A. of the Information Page of this policy
Compensation Law: State of Hire
WC 000313	04/84	WAIVER OF SUBROGATION
		•	A waiver of subrogation is not permitted in Kentucky, New Hampshire and New Jersey.
		•	California, Tennessee, Texas and Utah approved a state-specific version.
Schedule:
"Any person or organization to whom you become obligated to waive your rights of recovery against, under any contract or agreement you enter into prior to the occurrence of loss."
WC 60904	08/94	FOREIGN VOLUNTARY COVERAGE ENDORSEMENT

		•	Minnesota, New Jersey, North Carolina and Pennsylvania do not permit usage of this endorsement. Foreign coverage is dictated by state law.
		•	Alaska, California, Florida and Massachusetts approved a state-specific version.
		•	New York and Wisconsin require usage of a state-prescribed Bureau form.
		•	This endorsement is approved in Alabama, Arizona, Arkansas, Colorado, Connecticut, Delaware, DC, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Michigan, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Mexico, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia and Wyoming.
Schedule:
Name(s) of Employee: "All officers and Employees while stationed or traveling outside of the United States of America, its territories or possessions, except masters and members of the crew of any vessel"

State or Country of Operations: "Anywhere in the world, including international waters or airspace, but excluding the United States of America (including its territories and possessions) and Puerto Rico and those countries against which the Office of Foreign Assets Control of the U.S. Department of the Treasury administers and enforces economic and trade sanctions"
 Designated Workers Compensation Law: State of hire
Limits of Liability for Excess Repatriation Expense:
$25,000—Each employee $25,000—Each accident
Limits of Liability for Part Two-Employers Liability:
$2,000,000—Bodily Injury by Accident $2,000,000—Bodily Injury by Disease. [policy limit and each employee]
WC 990008A	10/03	AMENDMENT OF YOUR DUTIES IF INJURY OCCURS ENDORSEMENT
		•	This endorsement is approved in Alabama, Arizona, Connecticut, Delaware, DC, Hawaii, Illinois, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Michigan, Mississippi, New Hampshire, New Mexico, Pennsylvania, Rhode Island, South Dakota, Utah, Vermont and Virginia.
WC 990011A	10/03	UNINTENTIONAL ERRORS AND OMISSIONS ENDORSEMENT
		•	California continues to use the prior version WC 990011.

This endorsement is approved in Approved in Alabama, Arizona, Connecticut, Delaware, DC, Hawaii, Illinois, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Michigan, Mississippi, New Hampshire, New Mexico, Pennsylvania, Rhode Island, South Dakota, Utah, Vermont and Virginia.

WC000420	12/02	TERRORISM RISK INSURANCE EXTENSION ACT ENDORSEMENT
WC000320A	02/92	LABOR CONTRACTOR ENDORSEMENT This endorsement is used in certain states where a Multiple Coordinated Policy approach is required.
New York uses a state specific endorsement.
Florida continues to use the prior version WC000320 (4-91).
WC000323 And WC000323A (1-06)	04/84	MULTIPLE COORDINATED POLICY ENDORSEMENT This endorsement is used in certain states where a Multiple Coordinated Policy approach is required.
WC000303C	10/04	EMPLOYERS LIABILITY COVERAGE ENDORSEMENT (ATTACHED TO THE MASTER POLICY)

This endorsement is used to provide stop gap coverage (employers' liability). It is intended for the monopolistic states of North Dakota, Washington, West Virginia and Wyoming. It can NOT be attached to a policy which has a deductible provision.
This endorsement is not available in New Jersey and Texas.
Ohio uses state-specific endorsement WC 34 03 01 B (4-92).

This endorsement is approved in Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, DC, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan (exempt from filing), Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Mexico, New York, North Carolina, North Dakota, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin and Wyoming.
WC340301B	04/92
OHIO EMPLOYERS LIABILITY COVERAGE ENDORSEMENT—(ATTACHED TO THE MASTER POLICY)
This endorsement is used to provide stop gap coverage (employers' liability). It is intended for the monopolistic state of Ohio. It can not be attached to a policy that has a deductible provision.
WC 53820	07/92	LARGE RISK RATING PLAN ENDORSEMENT (SHORT FORM)
WC 990002	01/02	LOSS REIMBURSEMENT ENDORSEMENT
WC 990905	10/02	FLORIDA LOSS REIMBURSEMENT ENDORSEMENT

CA Coverage Forms, Extensions and Exclusions
Form # California	Edition Date Non-NCCI	Name
Various		All Mandatory State Endorsements
WC 000104A	10/04	FEDERAL EMPLOYERS LIABILITY ACT COVERAGE
WC 040101A	04/92	LONGSHORE AND HARBOR WORKERS COMPENSATION ACT COVERAGE ENDORSEMENT

WC 000109A	04/92	OUTER CONTINENTAL SHELF LANDS ACT COVERAGE ENDORSEMENT Description of work
"No such work at this time. It is agreed that if any work is subject to the Outer Continental Shelf Lands Act, the Insurer will endorse the policy within sixty (60) days of the notification."
WC 000201A	04/92	MARITIME COVERAGE ENDORSEMENT Description of work:
"No such work at this time. It is agreed that if any work is subject to the Maritime Coverage Endorsement, the Insurer will endorse the policy within sixty (60) days of the notification".
WC 000203	04/84	VOLUNTARY COMPENSATION MARITIME COVERAGE ENDORSEMENT EMPLOYEES: "All employees who are masters or members of the crew of any vessel."
Workers Compensation Law: CA
DESCRIPTION OF WORK: "No such work at this time. It is agreed that if any work is subject to the Maritime Coverage Endorsement, the Insurer will endorse the policy within sixty (60) days of the notification."
WC 040315	09/05	CA LABOR CONTRACTOR AS NAMED INSURED WITH LCF DESIGNATION—RESTRICTION OF COVERAGE TO CLIENT WORKERS—(Replaces Alternate Employer Liability Endorsement)
7606H		DESIGNATED WORKPLACES EXCLUSION ENDORSEMENT
• CA Designated Workplace Endorsement 7606H is designed to exclude locations/worksites that are part of a construction wrap up.
• This endorsement will be issued and attached when specifically requested. There is no one CA policy.
WC 040304	04/84	CA SOLE PROPRIETOR COVERAGE ENDORSEMENT
Partners: All partners Officers: All executive officers Others: Each person named in Item 4 of the Information Page
WC 040305	01/85	CA VOLUNTARY COMPENSATION AND EMPLOYERS LIABILITY
Employees: "It is agreed that if any such person is subject to the Voluntary Compensation and Employers Liability Coverage Endorsement, the Insurer will endorse the policy within sixty (60) days of notification".
WC 990422	10/05	FOREIGN VOLUNTARY COVERAGE ENDORSEMENT
Schedule
Name(s) of Employee: "All officers and Employees while stationed or traveling outside of the United States of America, its territories or possessions, except masters and members of the crew of any vessel".

State or Country of Operations: "Anywhere in the world, including international waters or airspace, but excluding the United States of America (including its territories and possessions) and Puerto Rico and Those countries against which the Office of Foreign Assets Control of the U.S. Department of the Treasury administers and enforces economic and trade sanctions".
Designated Workers Compensation Law: "California"

Limits of Liability for Excess Repatriation Expense:
$25,000—Each employee
$25,000—Each accident
 Limits of Liability for Part Two-Employers Liability:
$2,000,000—Bodily Injury by Accident
$2,000,000—Bodily Injury by Disease. [policy limit and each employee]
Rates: "Included in the State of regular employment".
WC 040361	11/90	CA BLANKET WAIVER OF OUR RIGHT TO RECOVER FROM OTHERS
Schedule: "Any person or organization to whom you become obligated to waive your rights of recovery against, under any contract or agreement you enter into prior to the occurrence of loss."
WC 040306	04/84	CA BLANKET WAIVER OF OUR RIGHT TO RECOVER FROM OTHERS
WC 990011A	10/03	UNINTENTIONAL ERRORS AND OMISSIONS ENDORSEMENT
WC 990017	01/01	CA CANCELLATION ENDORSEMENT
WC 990421a	01-02	CA LOSS REIMBURSEMENT ENDORSEMENT

Defense Base Act Coverage is not provided. Premium will be quoted separately by Worldsource will be billable outside of this program.

Workers' Compensation Premiums

Except for guaranteed cost policies, the Workers' Compensation premium does not include the non-ratable elements mandated by the various states.

WC/EL premiums and non-ratable elements are subject to rates approved by the various states and the actual experience modifications promulgated. Premium adjustments resulting from WC/EL rate/premium changes applicable at inception, which were not recognized at the time the workers' compensation policy was initially rated, will result in revised installments reflecting the amount of any such adjustments. The revised amounts will be an obligation of yours under the insurance program.

Workers' Compensation Loss Reimbursement (Deductible) Policy/Plan Premiums

A discount in the premium for the loss reimbursement (deductible) policies shown in the schedule is calculated in accordance with our deductible rating plan. The premium includes a provision for certain taxes and assessments (including residual market plan assessments), which we expect to become obligated to pay based on the premium.

Furthermore, in the event that any state regulatory authority determines that deductible reimbursements are taxable as premium or subject to assessments you will be obligated to pay the premium taxes and/or assessments applicable to the Policies.

Any additional premium amounts calculated under this insurance program do not accrue toward maximum or aggregates which may be included in your Casualty Insurance Program.

Commercial General Liability

Policy Term: Effective at 12:01 AM            1/1/2008                        to             1/1/2009

Your Coverage Trigger ☒ Occurrence

Each Occurrence Combined Single Limit	$2,000,000
Personal & Advertising Injury Limit	$2,000,000
Damage to Premises Rented to You	$2,000,000
Medical Expense Limit (any one person)	$10,000
Employee Benefits Liability*	$2,000,000
Subject to a Deductible of: $500,000
☒ *A Claims Made Form—Retrospective Date 06/15/1995
General Aggregate Limit—Per Policy	$4,000,000
Products-Completed Operations Aggregate Limit	$4,000,000

	Deductible	Applicable To
Premises, Operations, Personal and Advertising Injury, Medical Payments, or Damage to Property Liability	$500,000	Each Occurrence
Products-Completed Operations Liability	$500,000	Each Occurrence

Note: 1)For Insured States, the limit of coverage as shown in this document include(s) the Deductible/Retention Limit layer amount(s) retained by the Insured. 2) For Self-Insured States, the limits of liability shown are in excess of the Self Insured Retention amount. 3) Aggregate Limits apply where applicable.

Coverage Extensions and Exclusions
Form #	Edition Date	Name
CG 00 01	12/04	Commercial General Liability Coverage Form (Occ.)
IL 00 17		Common Policy Conditions
Various		All Mandatory State Endorsements
CG 2011	01/96	ADDITIONAL INSURED—MANAGERS OR LESSORS OF PREMISES
• NAME OF PERSON OR ORGANIZATION: ALL LESSORS WHERE REQUIRED BY CONTRACT
CG 2015	07/04	ADDITIONAL INSURED—VENDOR
• VENDORS: ANY VENDOR FOR WHOM THE INSURED HAS AGREED TO PROVIDE SUCH INSURANCE UNDER CONTRACT.
• PRODUCTS: ALL PRODUCTS OF THE NAMED INSURED
CG 0224	10/93	EARLIER NOTICE OF CANCELLATION PROVIDED BY US (90/10 DAYS)
62134	03/95	WHEN WE DO NOT RENEW (90 DAYS ADVANCE NOTICE)
CG 24 04	10/93	WAIVER OF TRANSFER OF RIGHTS OF RECOVERY AGAINST OTHERS TO US
61712	12/06	ADDITIONAL INSURED—WHERE REQUIRED UNDER CONTRACT OR AGREEMENT

51767	04/02	EMPLOYEE BENEFITS LIABILITY COVERAGE (CLAIMS-MADE)
• Alaska, Connecticut, Illinois, Maine, Missouri, New Hampshire and Pennsylvania approved a state-specific endorsement.
The endorsement is not approved in Arkansas, Louisiana, Massachusetts, Nebraska, New Mexico, New York, North Carolina, Texas, Vermont, Virginia, Washington and Wyoming.
The endorsement is approved in the remaining states.
SCHEDULE: Each Wrongful Act or Series of Related Wrongful Acts: $2,000,000 Aggregate: Included within General Aggregate. Deductible: $500,000 Retro Active Date: 6/15/1995 Premium: Included
61707	12/94	AMENDMENT OF DUTIES IN THE EVENT OF OCCURRENCE, CLAIMS OR SUIT
61944	02/95	BROAD FORM NAMED INSURED ENDORSEMENT
62132	03/95	UNINTENTIONAL ERRORS AND OMISSIONS
65324	11/96	MARITIME LIABILITY ENDORSEMENT IN REM COVERAGE
65157	04/96	INCIDENTAL MEDICAL MALPRACTICE LIABILITY COVERAGE
67265	03/97	AMENDMENT OF OTHER INSURANCE
64009	11/95	NON-OWNED WATERCRAFT ENDORSEMENT
71705	09/98	LIBERALIZATION CLAUSE
74440	09/01	EXTENDED EXCEPTION FOR FIRE DAMAGE LIABILITY
74435	09/01	AMENDMENT OF WHO IS AN INSURED (RECREATIONAL COVERAGE)
67446	04/97	LIMITED JOINT VENTURE COVERAGE
Manuscript Endorsement	Manuscript Endorsement	JOINT VENTURE ENDORSEMENT (endorsement #001 on policy)
Manuscript Endorsement	Manuscript Endorsement	AMEND DEFINITION OF INSURED CONTRACT (endorsement #002 on policy)
Manuscript Endorsement	Manuscript Endorsement	NOTICE OF OCCURRENCE—VICE PRESIDENT OF RISK MANAGEMENT
Underwriters shall not deny coverage as the result of an unintentional failure by the insured to give notice as respects any occurrence, provided notice is given as soon as practicable after the Vice President of Risk Management of Gevity HR Inc. (or equivalent) becomes aware that this policy may apply to such occurrence. (endorsement #003 on policy)
Manuscript Endorsement	Manuscript Endorsement	AMENDATORY ENDORSEMENT—AMENDMENT OF DUTIES IN THE EVENT OF OCCURRENCE, CLAIM, SUIT OR LOSS (FORM 61707)
Notice will be given to the Vice President of Risk Management (or equivalent) in lieu of Director of Risk Management. (endorsement #004 on policy)
Manuscript Endorsement	Manuscript Endorsement	WHO IS AN INSURED ENDORSEMENT—ASSOCIATIONS, CLUBS OR OTHER ORGANIZATIONS AND "CORPORATE EMPLOYEE" MEMBERS.

(endorsement #005 on policy)
Manuscript Endorsement	Manuscript Endorsement	AMENDATORY ENDORSEMENT—AMENDMENT OF SECTION V.—DEFINITIONS—OF FORM CG 00 01 (12/04).
Amend definition 5. "Employee" and 10. "Leased Worker" as well as add definition 23. "Client Employee". (endorsement #006 on policy).
It is understood and agreed that Section V—Definitions of form CG 0001 (12/04), Commercial General Liability Coverage Form of the policy is amended as follows:
The Definitions of "Employee" and "Leased Worker" item 5 and 10 are deleted and replaced by the following:
5. "Employee" includes a "leased worker" and "client employee". "Employee" does not include a "temporary worker".

10. "Leased worker" means a person leased to you by a labor leasing firm under an agreement between you and the labor leasing firm, to perform duties related to the conduct of your business. "Leased worker" does not include a "temporary worker". As used in this policy, "Leased worker" does not mean or include "client employees".
In addition, Item 23. is added to the Definition Section "Client Employee" defined as follows:

23. "Client Employee" also known as a worksite employee means a person employed by you for the purpose of performing duties related to the conduct of your client's business or working directly for your client under a Professional Employer Organization Services Agreement.
(final wording of this endorsement subject to AIG legal review.)
Manuscript Endorsement	Manuscript Endorsement	KNOWLEDGE OF AN OCCURRENCE—VICE PRESIDENT OF RISK MANAGEMENT (or equivalent) (endorsement #008 on policy)
Manuscript Endorsement	Manuscript Endorsement	EXTENSION SCHEDULE OF NAMED INSUREDS (endorsement #010 on policy)
64011	11/05	AMENDMENT OF COVERAGE TERRITORY
65329	09/01	DELETION OF CONTRACTUAL LIABILITY EXCLUSION (COVERAGE B)
67260	03/97	BODILY INJURY DEFINITION EXTENSION
82540	04/05	ASBESTOS & SILICOSIS EXCLUSION
62251	09/01	AIRCRAFT PRODUCTS EXCLUSION AND GROUNDING ENDORSEMENT
CG 2116	07/98	EXCLUSION—DESIGNATED PROFESSIONAL SERVICES
CG 2147	07/98	EMPLOYMENT-RELATED PRACTICES EXCLUSION
64004	09/01	ERISA EXCLUSION
78689	07/03	FUNGUS EXCLUSION
CG 22 48	03/05	EXCLUSION—INSURANCE AND RELATED OPERATIONS
58332	07/93	LEAD LIABILITY EXCLUSION
IL 0021	07/02	NUCLEAR ENERGY LIABILITY EXCLUSION (BROAD FORM)
• New York approved IL 0023.
• The 11-85 edition is approved in Virginia.

• The 5-02 edition is approved in Nebraska.
• The 6-02 edition is approved in Vermont.
• The 5-04 edition is approved in Texas.
• The remaining states approved the 7-02 edition
62898	09/01	RADIOACTIVE MATTER EXCLUSION
87295	01/05	Exclusion—Violation of Statutes in Connection with Sending, Transmitting or Communicating Any Material or Information (CAN-SPAM Act)
89644	07/05	Coverage Territory Endorsement (OFAC)
81461	08/04	LARGE RISK RATING PLAN ENDORSEMENT
POLICY NUMBER: T B A
71709	03/04	COMPOSITE RATING PLAN PREMIUM ENDORSEMENT
Manuscript Endorsement	Manuscript Endorsement	NAMED PERIL/TIME ELEMENT POLLUTION COVERAGE (AIG FORM PREVIOUSLY PROVIDED.)
73187	09/03	DEDUCTIBLE COVERAGE ENDORSEMENT—A
Manuscript Endorsement	Manuscript Endorsement	AMENDMENT OF "WHO IS AN INSURED" TO QUALIFY THAT "CLIENT INSUREDS ARE NOT INSUREDS UNDER THE CGL COVERAGE.
(final wording of this endorsement subject to AIG legal review.)

NOTES ON SPECIAL COVERAGE(S)

Commercial Automobile Liability

Policy Term: Effective at 12:01 AM            1/1/2008                        to             1/1/2009

Coverage	Coverage Symbols	Limits
Combined Single Limit—	1	$2,000,000
Personal Injury Protection—(Per Insured's Selection)	N/A	N/A
Medical Payments—Each Person Insured—	N/A	N/A
Uninsured Motorists/Underinsured Motorists— (Per Insured's Selection)* *Not Available in Indiana, Ohio or Michigan	10	Options: (check applicable option): ☒ 1.) Rejection where possible/minimum limits elsewhere ☐ 2.) Policy limits where possible/maximum limits elsewhere ☐ 3.) Other limits (identify limit(s)) $

	Deductible	Applicable To
Automobile Liability, Including UM/UIM/PIP, If Any	$500,000	Each Accident

  Note: 1)For Insured States, the limit of coverage as shown in this document include(s) the Deductible/Retention Limit layer amount(s) retained by the Insured. 2) For Self-Insured States, the limits of liability shown are in excess of the Self Insured Retention amount. 3) Aggregate Limits apply where applicable.

Coverage Extensions and Exclusions
Form #	Edition Date	Name
CA 00 01	03/06	Business Auto Coverage Form
IL 00 17		Common Policy Conditions
Various		All Mandatory State Endorsements
CA 2001	03/06	LESSOR—ADDITIONAL INSURED AND LOSS PAYEE STATE APPROVALS:
		•	This endorsement is not approved in Kansas and Texas.
		•	Hawaii, Massachusetts and Virginia use a state-specific endorsement.
		•	The 10-01 edition is approved AK, CT, GA, LA, NH, NY and OR.
		•	The 3-06 edition is approved in the remaining states.
DESCRIPTION: ALL LEASED AUTOS
61944	02/95	BROAD FORM NAMED INSURED STATE APPROVALS:
		•	Texas approved a state-specific version of this endorsement.
		•	This endorsement is not approved in Arkansas, Delaware, Idaho, Massachusetts, Nebraska, North Carolina, Ohio, Vermont and Virginia.
		•	The endorsement is approved in the remaining states.

CA 2313	12/93	TRAILER INTERCHANGE FIRE AND FIRE AND THEFT COVERAGES STATE APPROVALS:
		•	This endorsement is not approved in Texas.
		•	The endorsement is approved in the remaining states.
Limit of Insurance: $2,000,000 Rate: Flat Minimum Premium: Included
CA 9910	09/02	DRIVE OTHER CAR COVERAGE—BROADENED COVERAGE FOR NAMED INDIVIDUALS STATE APPROVALS:
		•	California, Massachusetts, Texas and Virginia approved a state-specific version of this endorsement.
		•	The endorsement is approved in the remaining states.
Name of Individual: "All executives of the named insured who are furnished autos by the Named Insured and who do not have personal auto insurance"
CA 9916	12/93	HIRED AUTOS SPECIFIED AS COVERED AUTOS YOU OWN STATE APPROVALS:
		•	Hawaii and Texas approved a state-specific version of this endorsement.
		•	This endorsement is not approved in Kansas.
		•	The endorsement is approved in the remaining states.
Description of Auto: "Any auto hired, loaned, leased or furnished to the Named Insured for a period of six (6) months or more".
CA 9933	02/99	EMPLOYEES AS INSUREDS STATE APPROVALS:
		•	Texas approved a state-specific version of this endorsement.
		•	The endorsement is approved in the remaining states.
CA 9954	07/97	COVERED AUTO DESIGNATION SYMBOL STATE APPROVALS: This endorsement is approved in all states.

Description:
Symbol 10 = "Hired autos" and/or "non-owned autos" where there is a statutory requirement to provide Uninsured Motorists or Underinsured Motorists coverage when liability coverage is provided, unless the insured has rejected such coverage.
CA 2054	10/01	EMPLOYEE HIRED AUTOS STATE APPROVALS:
		•	Louisiana approved a state-specific version of this endorsement.

		•	The endorsement is approved in the remaining states.
61709	12/94	AMENDMENT OF DUTIES IN THE EVENT OF ACCIDENT, CLAIMS, SUIT OR LOSS STATE APPROVALS:
		•	This endorsement is not approved in Arkansas, North Carolina, Ohio and Virginia.
		•	The endorsement is approved in the remaining states.
87950	10/05	ADDITIONAL INSURED—WHERE REQUIRED UNDER CONTRACT OR AGREEMENT STATE APPROVALS:
		•	The 10/05 version has been approved in all states other than VA.
		•	New York approved a state-specific version of this endorsement 94199 (3/07).

Schedule of Additional Insureds: "Any person or organization for whom you are contractually bound to provide Additional Insured status but only to the extent of such person or organizations liability arising out of the use of a covered "auto".
62135	03/95	WHEN WE DO NOT RENEW STATE APPROVALS:
		•	This endorsement is not approved in Arkansas, Delaware, Idaho, Massachusetts, Michigan, Nebraska, New Hampshire, North Carolina, South Carolina, Vermont, Virginia and Washington.
		•	The endorsement is approved in the remaining states.
62138	03/95	EARLY NOTICE OF CANCELLATION PROVIDED BY US (90 Days for Non-Renewal and 10 days for Non-Payment STATE APPROVALS:
		•	This endorsement is not approved in Arkansas, Delaware, Idaho, Massachusetts, Michigan, Nebraska, New Hampshire, North Carolina, South Dakota and Vermont.
		•	The endorsement is approved in the remaining states.
62897	06/95	WAIVER OR TRANSFER OF RIGHTS OF RECOVERY AGAINST OTHERS STATE APPROVALS:
		•	This endorsement is not approved in Arkansas, North Carolina and Ohio.
		•	The endorsement is approved in the remaining states.
65330	11/96	MEXICAN COVERAGE BROAD FORM STATE APPROVALS:
		•	This endorsement is not approved in Texas and Virginia.
		•	The endorsement is approved in the remaining states.
67264	03/97	EXPECTED OR INTENDED INJURY EXCLUSION AMENDMENT (REASONABLE FORCE EXCEPTION) STATE APPROVALS:
		•	This endorsement is not approved in Minnesota and Texas.

		•	The endorsement is approved in the remaining states.
74438	10/99	BODILY INJURY DEFINITION EXTENSION STATE APPROVALS:
		•	This endorsement is not approved in Idaho, Maine, Michigan, Mississippi, South Dakota, Virginia, West Virginia and Wisconsin.
		•	The endorsement is approved in the remaining states.
86679	08/04
FELLOW EMPLOYEE EXCLUSION DELETED
Note: This endorsement previously had form number 64007 (11-95). Since there is a GL form with the same number, we had to assign a new form number to this endorsement. It is now 86679.
STATE APPROVALS:
		•	This endorsement is not approved Maryland, New Jersey, Virginia and Wisconsin.
		•	The endorsement is approved in the remaining states.
MCS—90	04/00	MOTOR CARRIER PUBLIC LIABILITY ENDORSEMENT (MCS-90)
IL 0021	07/02	NUCLEAR ENERGY LIABILITY EXCLUSION ENDORSEMENT (BROAD FORM) STATE APPROVALS:
		•	This endorsement is not approved in New York.
		•	Washington uses IL 01 98 7-02.
		•	The 3-92 edition is approved on Texas.
		•	The 4-98 edition is approved in Massachusetts.
		•	The 5-02 edition is approved in Nebraska.
		•	The 6-02 edition is approved in Vermont.
		•	The remaining states approved the 7-02 edition.
MANUSCRIPT ENDORSEMENT	MANUSCRIPT ENDORSEMENT	AMEND DEFINITION OF INSURED CONTRACT (endorsement #1 on the policy)
MANUSCRIPT ENDORSEMENT	MANUSCRIPT ENDORSEMENT	AMENDATORY ENDORSEMENT—AMEND SECTION V.—DEFINITIONS—OF FORM CA 00 01 (03/06).
Amend definition F. "Employee" and I. "Leased Worker" as well as add definition Q. "Client Employee". (endorsement #2 on policy).
It is understood and agreed that Section V—Definitions of form CA 0001 (03/06), Business Auto Coverage Form of the policy is amended as follows:
The Definitions of "Employee" and "Leased Worker" are deleted and replaced by the following:
F. "Employee" includes a "leased worker". "Employee" does not include a "temporary worker" or a "client employee".

I. "Leased worker" means a person leased to you by a labor leasing firm under an agreement between you and the labor leasing firm, to perform duties related to the conduct of your business. "Leased worker" does not include a "temporary worker". As used in this policy, "Leased worker" does not mean or include "client employees".
In addition, Item Q. is added to the definition section "Client Employee" defined as follows:

Q. "Client Employee", also known as a worksite employee, means a person employed by you for the purpose of performing duties related to the conduct of your client's business or working directly for your client under a Professional Employer Organization Services Agreement.
MANUSCRIPT ENDORSEMENT	MANUSCRIPT ENDORSEMENT	NOTICE OF ACCIDENT
The Company shall not deny coverage as the result of an unintentional failure by the insured to give notice as respects to any accident, provided notice is given as soon as practicable after the Vice President of Risk Management (or equivalent) becomes aware that this policy may apply to such accident. (endorsement #3 on the policy)
MANUSCRIPT ENDORSEMENT	MANUSCRIPT ENDORSEMENT	KNOWLEDGE OF OCCURRENCE
It is understood and agreed that knowledge of an occurrence, claim or suit by any agent, servant or employee of the insured shall not constitute knowledge by the insured unless the Vice President of Risk Management & Insurance of the GEVITY HR, Inc. (or equivalent) has received such notice. (endorsement #4 on the policy)
MANUSCRIPT ENDORSEMENT	MANUSCRIPT ENDORSEMENT	AMENDATORY ENDORSEMENT—AMENDMENT OF DUTIES IN THE EVENT OF ACCIDENT, CLAIM, SUIT OR LOSS (FORM 61709)
Notice will be given to the Vice President of Risk Management (or equivalent) in lieu of Corporate Risk Manager. (endorsement #5 on the policy)
MANUSCRIPT ENDORSEMENT	MANUSCRIPT ENDORSEMENT	AMENDATORY ENDORSEMENT
It is hereby agreed that Employees as Insureds Endorsement (CA9933) and Employee Hired Autos Endorsement (CA2054) does not apply to "client employees". (endorsement #6 on the policy)
MANUSCRIPT ENDORSEMENT	MANUSCRIPT ENDORSEMENT	UNINTENTIONAL ERRORS AND OMISSIONS ENDORSEMENT Section IV—Business Automobile Conditions—Representations is added. (endorsement #8 on the policy)
MANUSCRIPT ENDORSEMENT	MANUSCRIPT ENDORSEMENT	EXTENSION SCHEDULE OF NAMED INSUREDS (endorsement #10 on the policy)
53820	07/92	LRRP SHORT FORM ENDORSEMENT POLICY NUMBER: T B A
73187	09/03	DEDUCTIBLE COVERAGE ENDORSEMENT—A

89644	07/05	COVERAGE TERRITORY ENDORSEMENT (O.F.A.C.) STATE APPROVALS:
		•	This endorsement is disapproved in Virginia.
		•	The endorsement is approved in the remaining states.

NOTES ON SPECIAL COVERAGE(S): AIG WILL REVIEW AUTOMOBILE COVERAGES TO CONFIRM THAT HANDLING AND WORDING OF CLIENT EMPLOYEE EXPOSURES ARE IN LINE WITH HANDLING ON CGL.

UM/UIM Automobile Coverage

For Uninsured Motorists coverage (UM), Underinsured Motorist coverage (UIM) and Personal Injury Protection coverage (PIP), there are specific rejection/election of coverage forms that must be completed, signed, and returned to us prior to the inception of automobile coverage. You must complete, sign and return such forms to us by the Policy(ies) inception date of coverage. Your failure to return all required selection forms shall be deemed your acceptance that the automobile policy(ies) will be issued and rated to include the limits of UM/UIM coverage equal to the policy limits of liability, or equal to the maximum limits required by law if lower than policy limits, and the limit for PIP coverage that we are required to offer for each state. In the event you fail to return the signed forms and we apply UM/UIM and PIP limits as described herein an additional charge for this change in coverage will be added to your Automobile Liability premium, as referenced in Section 2., Program Rates and Premiums. Your acceptance of the casualty insurance program supersedes anything to the contrary in specification(s), Binder(s), quotation(s), this binder(s) or any other "agreement" or "understanding", and you will be responsible for the payment of UM/UIM/PIP damages within your "retention or deductible" whichever is applicable.

  Please be advised that we do not offer UM/UIM coverage in Indiana, Michigan and Ohio. This program does not include in its pricing UM/UIM for vehicles garaged in Indiana, Michigan or Ohio.

  In any State permitting election of UM limit "stacking", any UM coverage contemplated herein is predicated upon rejection of the "stacking" provision by each Named Insured.

State DMV Proof of Coverage Reporting Requirements

The department of Motor Vehicles (DMV) in various states has implemented anti-fraud systems that require that proof of coverage be on file in their data bases. These various state DMV's presently mandate the filing of specific data elements as State law(s) require. These data elements must be supplied to us upon binding Automobile Liability Coverage. Without the information, we are unable to make our mandatory reports to the DMV. It is critical that you provide information in a timely manner to your broker. If we are unable to comply with the reporting requirements, it may result in loss of your tags, fines, impoundment of your vehicle(s), including cargo, and your inability to register your vehicle(s). In addition, you may be subject to State fines and penalties.

We have advised your broker as to the Automobile Liability Insurance Reporting Procedures information available on our web site. Additionally, we have advised your broker on how to retrieve "templates" on our web site for capture and transmission of vehicle information for such reporting.

For more about the DMV reporting requirements visit the Virtual Office web site under https://www.accessaig.com/accessaig/public/home.

It is your responsibility to supply us, through your broker, with all of the required data on changes to your list of vehicles that are covered by the policy (vehicle list) after the inception date of the policy. Failure to do so may result in the previously mentioned consequences.

Please contact your broker to ensure that all of the necessary information has been, and continues to be, provided to us.

Automobile Coverage where a Composite Rate Applies

For automobile coverage, the earned premium will be computed based on the number of units at inception of the casualty insurance program plus the number of units at expiration, divided by two (2).

COMMERCIAL AUTOMOBILE TERRORISM RISK EXTENSION ACT OF 2005 NOTIFICATION

You are hereby notified that under the Terrorism Risk Insurance Extension Act of 2005 (which amends the Terrorism Risk Insurance Act of 2002), Commercial Automobile is excluded from the covered lines of the Act. While no federal backstop currently exists for Commercial Automobile, we are willing to provide you with Terrorism coverage subject to the limitations and exclusions of each automobile insurance contract for the additional premium indicated below.

For your convenience, our standard terrorism definition follows, however, the definition may vary based on modifications required by individual state regulatory offices.

DEFINITIONS—The following definitions shall apply:

"Terrorism" means the use or threatened use of force or violence against person or property, or commission of an act dangerous to human life or property, or commission of an act that interferes with or disrupts an electronic or communication system, undertaken by any person or group, whether or not acting on behalf of or in any connection with any organization, government, power, authority or military force, when the effect is to intimidate, coerce or harm:

  a.
  A government;

  b.
  The civilian population of a country, state or community; or

  c.
  To disrupt the economy of a country, state or community.

This quotation for Commercial Automobile includes a charge for Terrorism coverage, which is referenced in Section 2. Program Rates and Premiums.

Your responsibility for the payment of "Allocated Loss Adjustment Expenses" For Loss Sensitive
Programs/Plan is:

Coverage	ALAE Option (enter ALAE Option A, B, C or D as applicable)	If ALAE Option C, enter Excess %
Worker's Compensation	C	100%
General Liability	C	100%
Automobile Liability	C	100%

  A:
  100% of the total "Allocated Loss Adjustment Expenses" up to the "Retained Limit". However, the most you are responsible for with respect to damages and/or indemnity and "Allocated Loss Adjustment Expenses" combined shall not exceed the "Retained Limit".

  B:
  100% of the total "Allocated Loss Adjustment Expenses".

  C:
  All or part of the "Allocated Loss Adjustment Expenses" determined according to the following:

    If we incur NO obligation under the policy(ies) to pay damages resulting from a claim, you are responsible for all "Allocated Loss Adjustment Expenses" up to the applicable "Retained Limit" plus a percentage of all remaining "Allocated Loss Adjustment Expenses" in excess thereof. That percentage is shown above under "Option C Excess %"; or.

    If we DO incur an obligation under the policy(ies) to pay damages resulting from a claim, you will be responsible for a percentage of "Allocated Expense Adjustment Expenses". That percentage shall be determined by dividing the "Retained Limit" paid by the total damages paid subject to the Limits of Insurance.

  D:
  No "Allocated Loss Adjustment Expenses".

SECTION 4—PREMIUM PAYMENTS AND PROGRAM TERMS

Cash Deposit, Installments and Estimated Deferred Amounts $1,000,000 option

Payment No.	Due Date	Provision for Expenses and Excess Losses(1)	Special Taxes and Surcharges	Provision for Limited Losses (RCAMP)(2)	Provision for Limited Losses (WI, WY FCR Losses in Premium)(2)	Provision for Limited Losses (AL/GL)(2)	Estimated Payment Obligation
1	1/1/2008	$1,272,444	$463,519	$4,619,353	$77,773	$0	$6,433,089
2	2/1/2008	$1,350,217		$4,619,353		$0	$5,969,570
3	3/1/2008	$1,350,216		$4,619,353		$0	$5,969,569
4	4/1/2008	$1,350,216		$4,619,352		$0	$5,969,568
5	5/1/2008	$1,350,216		$4,619,352		$0	$5,969,568
6	6/1/2008	$1,350,216		$4,619,352		$0	$5,969,568
7	7/1/2008	$1,350,216		$4,619,352		$0	$5,969,568
8	8/1/2008	$1,350,216		$4,619,352		$0	$5,969,568
9	9/1/2008	$1,350,216		$4,619,352		$0	$5,969,568
10	10/1/2008	$1,350,216		$4,619,352		$0	$5,969,568
11	11/1/2008	$1,350,216		$4,619,352		$0	$5,969,568
12	12/1/2008	$1,350,216		$4,619,352		$0	$5,969,568
Subtotals		$16,124,821	$463,519	$55,432,227	$77,773	$0	$72,098,340
DLP*		N/A	N/A	$0	$0	$600,000	$600,000
DEP*		$0	$0	N/A	N/A		$0
Totals		$16,124,821	$463,519	$55,432,227	$77,773	$600,000	$72,698,340

DLP means "Deferred Loss Provision". This is the estimated amount You must pay us as "Additional Payments" described below.

DEP means "Deferred Expense Provision". This is an estimated amount that You must pay us as such shown in the Schedule of Policies and Premiums to the Payment Agreement.

Notes: (1) "Provision for Expenses and Excess Losses" is a part of the Premium. The remainder of the Premium is included under "Provision for Limited Losses". 2) "Provision for Limited Losses" includes provision for Loss within your Retention (both Deductible and Loss Reimbursement Limit) and Your share of ALAE. Any "Deposit" in this column is the Claims Payment Deposit. Refer to definitions in the Payment Agreement.

Additional Payments

You must pay us the installment amounts by the due dates as specified in this document. We have calculated the part of those installments designated as "Provision for Limited Losses" to equal the Losses within Your retention/deductible/loss reimbursement limit and Your share of ALAE that we expect to incur during the period for which Provision for Limited Losses amounts are shown. The amount we incur will be the sum of the amounts we pay and the amounts we reserve for payment on claims that have been reported to us, but shall not include our reserves for losses that have been incurred but have not been reported to us.

Billing Method

Billing to:

☒ You at Your address shown in the Schedule, or

Incurred Loss Accounting Adjustments

The first Premium Plan Adjustment will take place as soon as practicable after the expiration date of the policies. The adjustment will be based on the rates shown in this document, audited exposures and loss information valued as of 6/30/2009 subject to the minimums indicated within the terms of your insurance program. Thereafter, annual Ultimate Incurred Loss Plan adjustments will take place and continue until you and we agree in writing to perform no further recalculation.

Additional premium due us, or return premium due you, resulting from the adjustment, will be payable in its entirety within the time permitted by notice to you and subject to the terms of the Payment Agreement.

NOTE THAT:

We may apply a different table of LDF's that will enable us more accurately to estimate such final amount of Loss and ALAE, if during the term of the policies, a change occurs in the hazards insured against because of Your acquisition or disposition of a subsidiary, division or operation with assets at least equal to 20% of your assets on the effective date hereof, or the organization that provides claims service under the Policies is changed, or Your retention/deductible/loss reimbursement limit under any of the Policies, or any other change occurs which is likely to render the LDF's shown in the Grid ineffective as a tool for estimating with reasonable accuracy the amount of Loss and ALAE that we will pay because of accidents, occurrences, or offenses covered by the Policies.

SECTION 5—IMPORTANT NOTES

Documentation

By accepting this Casualty Insurance Program, the Insured agrees to provide AIG Risk Management with the correctly completed and signed documents as requested by AIG Risk Management:

  •
  For Loss Sensitive Programs/Plans, the Payment Agreement, including any Addendum(s), and Security required under any Premium Deferral Plan (when required), within 30 days of the inception date of the program.

    Please Note: The Payment Agreement, together with all schedules, addenda, policies and any related agreements between you and us, constitutes the basis for a program of insurance coverage. We would not have entered into any of them without your agreement on all of them. For that reason, you should review all such documents together when making any accounting, tax or legal determinations relating to the insurance program.

  •
  Completed UM/UIM/PIP Automobile Election/Rejection forms prior to inception of automobile coverage.

  •
  Per Florida statute, an Acord 130 application applying to Workers' Compensation coverage, fully completed, executed and notarized (applicable only to Florida coverage). AIG acknowledges that the form is completed and is not needed for 2008 renewal.

  •
  A signed copy of the Acknowledgement form included in this document, which confirms acceptance of all aspects of the Casualty Insurance Program by the Insured and Agent, returned within 30 days of the inception date of the program.

All documents requiring signature must be signed by a authorized representative of the Insured and in some instances, on behalf of Your Insurance Representative. All documents must be dated as of the inception date of the program.

Failure to execute any of the requisite documents within the time periods required will render the Financial Plan of your Casualty Insurance Program voidable at the discretion of AIG Risk

Management. The entire amount of the "Estimated Cost" specified under the program will thereafter become immediately due and payable to us in cash. Failure to pay premium within 5 Days of the billing date may result in the exercise of various default remedies including, but not limited to, cancellation.

Acquisitions and Divestitures

With respect to any acquisitions or divestitures that represent a greater than 10% increase in exposure, AIG Risk Management may, at its discretion, require a program review. That review MAY result in a premium adjustment.

Estimated Premium Quoted in This Binder or Binder

The estimated premium(s) shown in this Binder or Binder is based on rates, and experience modifications (if applicable) in use at the time this Binder is submitted to you. Any reference to Total or Final Premium is for explanatory purposes only. None of the numbers herein are intended to represent final calculation. Neither AIG Global Risk Management, nor any member company of American International, Inc. shall be bound by the calculations arrived at in the tables shown. The tables serve merely to demonstrate the calculation process. All amounts are subject to modification through the binding process and to program adjustments after binding. The terms of the Casualty Insurance Program, our manuals of rules, classifications, rates and rating plan will determine the adjusted premium and surcharges (if any). All information required to conduct our adjustments are subject to verification and change.

Estimated Taxes and Assessments Quoted in this Binder For Loss Sensitive Programs/Plans

Any references made in this Binder to taxes or tax rates or assessments are subject to change if such taxes or tax rates or assessments are changed or modified by the respective taxing authority(ies) prior to inception or following inception. You shall be obligated for any resulting increase that occurs.

Premium Tax on Deductibles For Loss Sensitive Programs/Plans

If any state regulatory authority that mandates amounts which you have paid as deductible reimbursements are considered premium, and thus are subject to premium taxes and/or assessments makes any claim, we will notify you of the existence of such a claim. We will give you the opportunity of joining with us in any proceeding to contest such claim at your own expense, or to contest such claim independently at your own expense. In the event a determination is made that said reimbursed amounts are taxable as premium or subject to assessments, you will be responsible to pay the premium taxes and/or assessments and any related fines, penalties or interest that may be imposed as a result of the non-payment of premium taxes and/or assessments applicable to the Policies.

Notice about the Office of Foreign Assets Control (OFAC)

This Binder or resulting binder, the continuation of any bound insurance, and any payments to you, to a claimant or to another third party, may be affected by the administration and enforcement of U. S. economic embargoes and trade sanctions by the Office of Foreign Assets Control (OFAC), if we determine that any such party is on the "Specially Designated Nationals or Blocked Persons" list maintained by OFAC.

Notice Applicable to Policies Issued Using the New York Trade Zone

For policies issued using the New York Trade Zone rule, the policy forms and the applicable rates are exempt from the filing requirements of the New York State Insurance Department. However, such forms and rates must meet the minimum standards of the New York Insurance Department.

Vermont Statute, Title 18: Health, Chapter 38: Lead Poisoning

Affidavit Attesting To Compliance With §1759. Essential Maintenance Practices

In 1996, the State of Vermont passed legislation (Act 165) pertaining to lead poisoning. The Act requires owners of pre-1978 rental dwellings or apartments, and operators of child care facilities housed in buildings constructed prior to 1978, to perform ESSENTIAL MAINTENANCE PRACTICES (EMP's) unless the property is certified pursuant to Act 165 to be lead-free.

An important part of §1759 addressing EMP's requires an owner/landlord to sign an affidavit indicating essential maintenance practices have been performed, the dates they were completed, and who performed them. This affidavit attesting to compliance must be filed annually with us (as your liability insurance carrier) as well as the Vermont Department of Health.

The member companies of American International Group, Inc., in accordance with instructions by the Vermont Department of Banking, Insurance, Securities and Health Care Administration, is reaffirming with owners/landlords of affected properties their obligations for compliance with Act 165. If §1759 is applicable to you, your affidavit is an important component of our underwriting file. Compliance with the Essential Maintenance Practices, and receipt of certification from a licensed inspector, provides the owner/landlord with certain liability protections.

Please ensure you follow through with certification and provide us with the required affidavit so that you enjoy the full protection the statute provides.

NOTE: This notice is not intended to detail the provisions of Act 165. Please see full text of the section of Act 165 (§1759) addressing EMP's on the internet at URL:
http://www.leg.state.vt.us/statutes/fullsection.cfm?Title=18&Chapter=038&Section=01759

Terrorism Risk Insurance Act Of 2002 And Terrorism Risk Insurance Extension Act Of 2005

You are hereby notified that under the federal Terrorism Risk Insurance Act of 2002 (the "Act") effective November 26, 2002, and its amendment, the Terrorism Risk Insurance Extension Act of 2005 (jointly referred to as the "Act"), you now have a right to purchase insurance coverage for General Liability losses arising out of an Act of Terrorism, which is defined in the Act as an act certified by the Secretary of the Treasury (i) to be an act of terrorism, (ii) to be a violent act or an act that is dangerous to (A) human life; (B) property or (C) infrastructure, (iii) to have resulted in damage within the United States, or outside of the United States in case of an air carrier or vessel or the premises of a U.S. mission and (iv) to have been committed by an individual or individuals acting on behalf of any foreign person or foreign interest, as part of an effort to coerce the civilian population of the United States or to influence the policy or affect the conduct of the United States Government by coercion.

On workers' compensation policies, coverage for acts of terrorism is mandatory and your quotation will automatically include a charge for terrorism coverage.

You should read the Act for a complete description of its coverage. The Secretary's decision to certify or not to certify an event as an Act of Terrorism and thus covered by this law is final and not subject to review. There is a $100 billion dollar annual cap on all losses resulting from Acts of Terrorism above which no coverage will be provided under this policy and under the Act unless Congress makes some other determination.

For your information, coverage provided under this Binder or binder for losses caused by an Act of Terrorism may be partially reimbursed by the United States under a formula established by the Act. Under this formula the United States pays 90% of terrorism losses covered by this law exceeding a statutorily established deductible that must be met by the insurer, and which deductible is based on a percentage of the insurer's direct earned premiums for the year preceding the Act of Terrorism.

Payment of Premium

Wire Transfers:

The Insured will be sent a premium invoice and the insured will then wire transfer the money, indicating what the payment is for, to our account:

  CHASE MANHATTAN BANK, NEW YORK, N. Y.
  ABA NO. 021-000-021
  ACCOUNT NAME: NATIONAL UNION FIRE INSURANCE CO. OF PITTSBURGH, PA.
  ACCOUNT NO. 323-160-387 Phone #: 1-877-204-1124

The insured is to notify AIG Risk Management the day the wire transfer is made so that we may notify our New York accounting department.

Express Mail:

Premium Payments can be express mailed to the following address:

AMERICAN INTERNATIONAL COMPANIES
4 CHASE METROTECH CENTER, 7TH FLOOR EAST
LOCKBOX 10472
BROOKLYN, N. Y. 11245

Premium Audit

Premium audits are required in all states covered under your Casualty Insurance Program. AIG Risk Management has a staff devoted to the professional auditing of our accounts. An auditor will be available to meet with you to set the parameters and timetable for the audit process. Records for audit purposes should be available at each location within 30 Days after the policy(ies) anniversary or expiration.

Any premium adjustment developed in the course of an audit of programs/plans that are subject to the terms of the Payment Agreement will be deferred until Plan Adjustment. Changes in the premium amount, based on the completed audits, of all other types of program/plans, including Guaranteed cost programs, will be due within 30 Days of the billing date.

SECTION 6—ATTACHMENTS

Overview

AIG Domestic Claims, Inc. (AIGDS) is dedicated to enhancing our customers' competitive position by delivering effective risk control and claim management services which measurably reduce the ultimate cost of risk. We are committed to excellence, responsible stewardship and superior performance. Some 2,400 claim professionals manage workers' compensation and property and casualty claims in our service centers strategically located throughout the country.

Special Account Instructions

Where applicable, during AIGDS' initial set up meeting we develop Special Account Instructions, with your input, to provide information to claim specialists regarding the custom claim management, reporting and threshold requirements you need. Change requests may be submitted by the broker or customer to the AIGDS Team Representative. All service centers managing claims will be trained on these Special Account Instructions.

The Special Account Instructions that are developed and tailored for you are communicated electronically with all updates immediately available through the system to our service centers. Our claim specialists view the Special Account Instructions prior to the handling of any claim.

Claims Reporting

Reporting claims by telephone—AIG Early Notice® (AIG EN) is a toll-free claims reporting service which allows customers to report workers' compensation, general liability, automobile, and property claims by telephone 24 hours a day, 7 days a week. There is no cost for this service.

Internet Claim Reporting—AIGDS offers its customers IntelliRisk® First Notice of Loss (FNL) reporting through the Internet. This service is available to all of AIGDS' active customers who have registered for Internet claim reporting through their service representative. For further details visit our Website at www.aigcs.net.

Risk Management Information Systems (RMIS)

Our Risk Management Information Services (RMIS) Division provides a valuable source of claim information solutions for today's demanding risk management concerns. Through our suite of

IntelliRisk® e-Services and the support of our designated business and technology professionals, we help the policyholders of AIG member companies manage their claim program and reduce costs.

The suite of IntelliRisk e-Services was designed to help facilitate every step of the claim process, and includes:

IntelliRisk NetSource®—An Internet-based online claim analysis and reporting system that provides real-time claim, payment and adjuster activity information for companies of all types and sizes. Available features include:

  •
  A powerful query function to pinpoint and analyze claim information

  •
  Profiling to identify potential high severity claims

  •
  A communication feature to facilitate e-mail correspondence

  •
  An online reporting tool that draws on current and historical claim data

IntelliRisk NetData®—Offers various methods of receiving electronic reports and data. Features include an Internet e-mail service that "pushes" an electronic version of our loss report as a file attachment in an e-mail, reports on CD-ROM, and the ability to send data via FTP (File Transfer Protocol) and on tape, cartridge or diskette.

IntelliRisk® First Notice of Loss (FNL)—Allows customers to report workers' compensation and Property and Casualty claims online, sending the information directly into the AIGDS claim system and to the appropriate AIGDS service center.

IntelliRisk® Medical Provider Listing (MPL)—Provides easy, fully searchable web-access to information on nearby network doctors, hospitals or specialists.

SECTION 6—ATTACHMENTS

Executive Summary

AIG Consultants, Inc.®, (AIGC), a member company of American International Group, Inc., provides comprehensive safety, healthcare, environmental, property, and crisis management services. AIGC has been providing clients with quality service for over two decades. Quality and measurable results: these factors make the difference for AIGC's customers. AIGC is ISO 9001-2000 certified, a distinction which guarantees our organization adheres to a recognized global framework for delivering excellence in customer service, best practices and business leadership. At the core of our operating philosophy is a commitment to delivering the highest level of professional service. Drawing on our expertise, we provide customized assistance focused on our customers' needs. Through our international network of operations, we offer our services worldwide, and have built a record of success in effectively servicing the needs of our customers. Our international team of over 400 consultants, supplemented by our network of qualified and approved subcontractors/vendors provide technical expertise in a wide array of specialties to ensure your specific needs are met and sound business solutions are delivered.

AIGC constantly strives to add value to our consulting services by offering specialty programs designed to meet our customers' needs above and beyond the traditional offerings. Innovative programs include:

  PATROL™ (Planning And Tracking Response On-Line)
  Threat and Vulnerability Risk Assessment (TVRA)
  AIG Caring Advantage
  PIER (Pollution Incident and Environmental Response) Program
  Best Practices Assessments (BPA)
  AIG RISK TOOL

Our services are consultative in nature and focus on loss drivers and your specific needs. The following key planning elements are offered for your review and consideration:

  •
  A single Account Manager assigned to your account providing you a single point of contact for all services provided by AIGC.

  •
  Safety training and safety materials (programs, videos, etc.) in Spanish and English can be provided.

  •
  Additional key services can also be utilized as required to provide business solutions to issues of most concern to our customers in today's challenging society. Such areas as; Industrial Hygiene/Occupational Health, Safety Accountability and Incentive Programs, Behavioral Based Safety, Ergonomics, Fleet Training (on-line and personalized), and Early Return to Work Programs.

  •
  Web based and on-site fleet safety programs, evaluations and specialized training programs.

  •
  Development of customized video and web based training and informational programs.

NOTE: Basic risk control services for underwriting purposes have been included in your program. Additional risk control services are available by contacting your AIGC representative.

SECTION 6—ATTACHMENTS

«Date»

«Policyholder»	SAMPLE
«StreetAddress» «City», «State» «Zip»
RE:
«Insured Name»
«Account Number»
«Policy Number(s) and Effective/Expiration Date»

POLICYHOLDER DISCLOSURE STATEMENT UNDER

TERRORISM RISK INSURANCE ACT OF 2002
AND
TERRORISM RISK INSURANCE EXTENSION ACT OF 2005

You are hereby notified that under the federal Terrorism Risk Insurance Act of 2002 (the "Act") effective November 26, 2002, and its amendment, the Terrorism Risk Insurance Extension Act of 2005 (jointly referred to as the "Act"), you now have a right to purchase insurance coverage for General Liability losses arising out of an Act of Terrorism, which is defined in the Act as an act certified by the Secretary of the Treasury (i) to be an act of terrorism, (ii) to be a violent act or an act that is dangerous to (A) human life; (B) property or (C) infrastructure, (iii) to have resulted in damage within the United States, or outside of the United States in case of an air carrier or vessel or the premises of a U.S. mission and (iv) to have been committed by an individual or individuals acting on behalf of any foreign person or foreign interest, as part of an effort to coerce the civilian population of the United States or to influence the policy or affect the conduct of the United States Government by coercion. You should read the Act for a complete description of its coverage. The Secretary's decision to certify or not to certify an event as an Act of Terrorism and thus covered by this law is final and not subject to review. There is a $100 billion dollar annual cap on all losses resulting from Acts of Terrorism above which no coverage will be provided under this policy and under the Act unless Congress makes some other determination.

For your information, coverage provided by this policy(ies) for losses caused by an Act of Terrorism may be partially reimbursed by the United States under a formula established by the Act. Under this formula the United States pays 90% of terrorism losses covered by this law exceeding a statutorily established deductible that must be met by the insurer, and which deductible is based on a percentage of the insurer's direct earned premiums for the year preceding the Act of Terrorism.

Please indicate your selection below.

☐    Coverage for acts of Terrorism under your General Liability policy(ies) may be purchased for an annual premium amount of $«underwriter enters premium». I hereby reject coverage and accept the Terrorism Exclusion on my policy(ies) in accordance with the Act.

Please contact your broker with any questions.

Signature of Insured
Print Name/Title
Date

«Underwriter/Account Manager»

cc:
Broker

SECTION 7—COMMISSION

COMMISSION

AGENCY:	Marsh USA Inc.	ACCOUNT:	Gevity HR Inc,

☒    This Binder is Net of Commission (check this box if no commission applies).

Payment Of Counter Signature Fees (If Any) Shall Be The Responsibility Of The Agency.

SECTION 8—GLOSSARY

Aggregate Stop Amount

The maximum amount of benefits, damages and, if stipulated, Allocated Loss Adjustment Expense payable by you for losses under policies that are subject to your retention/deductible/loss reimbursement, and (if applicable) self-insured retention insurance plan.

Aggregate Stop Limit

If shown in conjunction with the Aggregate Stop Amount, the Aggregate Stop Limit is the maximum amount of benefits, damages and, if stipulated, Allocated Loss Adjustment Expense that we will not require you to reimburse to us under your retention/deductible/loss reimbursement, and (if applicable) self-insured retention insurance plan.

ALAE (Allocated Loss Adjustment Expense)

Loss adjustment expenses that are assignable or allocated to specific claims. "Allocated Loss Expenses" or "ALAE" will include, but are not limited to, all fees for service of process and court costs and court expenses; pre- and post-judgment interest; attorney's fees; cost of undercover operative and detective services; costs of employing experts; costs for legal transcripts, copies of any public records and costs of depositions and court-reported or recorded statements; costs and expenses of subrogation; and any similar fee, cost or expense reasonably chargeable to the investigation, negotiation, settlement or defense of a loss or a claim or suit against you, or to the protection and perfection of either your or our subrogation rights. ALAE also includes medical management Fees which may include medical bill audit fees, utilization management fees, network access fees and case management fees.

ALAE will not include loss adjustment expenses explicitly included in the premium calculation formula or otherwise explicitly included in the rating values, nor the salary, employee benefits, or overhead of any of our employees, nor the fees of any attorney who is our employee or under our permanent retainer; nor the fees of any attorney we retain to provide counsel to us about our obligations, if any, under any policy issued by us or our affiliated companies, with respect to a claim or suit against you.

ALIR System

Automobile Liability Insurance Reporting software system used for the reporting of required vehicle data to the various state DMV offices.

Automatic Withdrawal

An insured funded account established to facilitate the carrier's payment of the insured's losses and ALAE within the insureds deductible layer. The Insured authorizes the insurer to make withdrawals as necessary and upon the insurer's demand from the account. The insured is obligated to fund the account to cover expected losses and ALAE within the Insured's retained/deductible layer. The Insured is responsible to replenish the account as necessary.

Basis of Adjustment

Exposure (such as payroll) and factor (such as a rate) used to determine a specific number or amount.

Claims Payment Deposit

The amount deposited into the Claims Payment Fund.

Claims Payment Fund

"Claims Payment Fund" is a non-interest bearing escrow fund established in the amount of two and one half (2 1/2) months' estimated Reimbursable Loss Plus Allocated Loss Expenses. The Claims Payment Fund is deposited with the Claims Administrator for the payment of claims. The Claims Payment Fund is an estimated amount, and it will be adjusted depending upon the actual claims paid.

The prior four months' paid losses will be reviewed by the Company to determine a two and one-half (2 1/2) month average.

Claims Service Charges

Fees associated with the Third Party Administrator's handling of claims adjustment for a given account.

Deductible

The amount of any damages or benefits arising out of any single accident, occurrence, claim or suit, paid or payable by you and which is not included in the computation of the Subject Premium.

Deferred Expense Provision

Is an estimated amount of expenses that you must pay as shown in the Schedule of Policies and Premiums to the Payment Agreement.

Deferred Loss Provision

Is the estimated amount you must pay us as regular (usually billed monthly) loss payments and sizable loss payments as described in the Schedule of Policies and Premiums to the Payment Agreement.

DMV

Department of Motor Vehicles.

Estimated Deferred Amounts

Estimate of the Deferred Loss Provision and Deferred Expense Provision shown in the Schedule of Policies and Premiums to the Payment Agreement.

Estimated Cost

All costs and amounts set out in the binder are considered estimated amounts subject to change prior to program binding and in the case of adjustable programs post program inception. Tax amounts quoted through out the binder are estimated and subject to change based on revised tax rates and additional assessments that come due during the policy period

Experience Modifications

A factor to adjust the premium in anticipation of loss experience that is expected to vary from the provision for losses in the rates. It is based upon the past variance of experience from expected experience.

FEIN numbers

Federal Employer Identification number.

Guaranteed Cost Policies

Policies of insurance under which premium is charged on a prospective basis without adjustment for loss experience during the policy period.

Incurred Loss Conversion

Amendment of a program from one in which you are reimbursing us for loss and expense actually paid out, to a program in which you are paying loss and expense actually paid out, but also for reserve amounts established on pending claim activity.

Insured States

States that are covered by insurance

Loss Conversion Factor

Are factors used in the retention rating formula that provide a charge to cover the cost of the insurer's claims service fee.

Loss Development Factors

Loss Development Factors shall mean those factors promulgated by the Company from time to time which are applied to Incurred Loss(es) to project Outstanding Loss Reserves and Allocated Loss Expense Reserves to ultimate and contain a reserve for IBNR.

Loss Reimbursement Limit

The portion of any loss and ALAE we pay that you must reimburse us for under any "Loss Reimbursement" provisions of a Policy.

LRRP endorsement

LRRP (Large Risk Rating Plan) is RMG's version of the NCCI/ISO Large Risk Alternative Rating Option. The LRRP endorsement moves the adjustment process from the individual policies to the overall program adjustment and moves expenses among different lines of insurance.

Maximum Cost

The maximum amount that you must pay for the Subject Premium, and if applicable, non-subject premium, Self-Insured losses and ALAE.

Maximum Insurance Cost

Subject, non-subject and deductible reimbursements and surcharges and special taxes.

Maximum Premium

Largest amount that the subject premium can attain.

Minimum Cost

The minimum amount that you must pay for the Subject Premium, and if applicable, non-subject premium, Self-Insured losses and ALAE.

Monopolistic States

Those states where employers must obtain workers compensation insurance from compulsory state funds or qualify as a self-insurer. North Dakota, Ohio, Washington, West Virginia and Wyoming (for certain codes only) are monopolistic states.

Non-Ratable

A type of charge, especially in workers compensation rating, that is based on a catastrophic type exposure and is thus excluded from ordinary rate-making and is also not subject to experience rating and retrospective rating.

Non-Subject Premium

All other premium under a policy that is not subject to adjustment on the basis of loss adjustment.

Plan Adjustment

Recalculation of the estimated premium from policy inception based on audited exposures and factors shown in the binder, plus losses and expenses, where applicable.

Paid Loss adjustments

Recalculation of the estimated premium based on audited exposures and factors shown in the binder, plus the difference between losses and expenses you have paid to date and the losses and expenses paid by us as of the loss and expense evaluation date used in the Paid Loss Adjustment.

Paid Losses

Losses paid under the insurance program as they become due.

Premium Deferral Plan

Plan under which the Insured and insurer agree to defer the insurance program premium over the course of the policy period. The Plan is set out in the schedule to the payment agreement and the insured is obligated to provide collateral to secure for the deferred payment plan.

Premium Discount

A discount granted to reflect expense savings relative to the size of the standard premium.

Retention

The amount of any damages or benefits arising out of any single accident, occurrence, claim or suit, paid or payable by you and which is included in the computation of the Subject Premium.

Self-Insured Retention

A specific amount the Insured retains as its obligation for a covered loss. It is the Insured providing primary insurance over which the carrier provides excess coverage. Unlike a Deductible, the Insurer is not obligated to pay the Insured's SIR and then seek reimbursement form the Insured. The insured is directly responsible to the claimant for the amount of the SIR.

Self Insured States

Those states in which you, the insured, are providing the primary layer of insurance.

Sizable Loss Payments

A set amount shown in the Payment Agreement schedule for which the Insured will be obligated to reimburse us following our payment of any Loss and ALAE within the Insured's retention.

Stacking

Refers to a condition allowed in some states that permits you to add the policy limits of other vehicles covered by you, either on the same policy (interpolicy) or from other policies (intrapolicy), and recover the sum of these limits.

Standard Premium

Premium based upon the exposure rates and increase limit factors, but without application of premium discount or deductible discounts.

Stop Gap Liability

Provides Employers Liability coverage for those states where employers must obtain statutory workers compensation insurance from a compulsory state fund.

Subject Premium

"Subject Premium" is the portion of the Gross Program Premium subject to adjustments in accordance with the adjustment formula shown in this Binder. At the commencement of the program, it is the amount stated on the Pricing Page.

Texas Premium Discount

Premium discounts on automobile policies with premiums in excess of $5,000. These discounts are set when the policy is issued and cannot be changed until an audit of the policy is completed.

UAIN

Unemployment Account Identification Number

Ultimate Incurred Loss Plan

Loss Sensitive program in which you are paying, in advance of actual loss dollar payment, for the ultimate cost of expected losses and expenses that will occur during the policy period.

Ultimate Losses

Paid losses and expense dollars, and reserve loss and expense dollars developed using Loss Development Factor(s) to establish the maximum expected total loss and expense amount.

UM/UIM/PIP

Uninsured Motorist Coverage, Underinsured Motorist Coverage and Personal Injury Protection. All three are specific coverage available under a Business Auto, Truckers' or Garage Liability Policy. UM and UIM coverage provides an insured with bodily injury (and in some states, property damage) coverage from its own carrier as if collecting from the tortfessor's carrier. PIP is a statutorily provided coverage that has insurers provide first party benefits for medical expenses, loss of income, funeral expenses and such without regard to fault.

Valuation Date

The cut off date for adjustments made to paid claims and reserve estimates in a loss report.

QuickLinks

  Exhibit 10.31
AIG Risk Management—National Accounts Division
Quality Service
Financial Strength
The Statements made are Subject To The Following Terms and Conditions
Workers' Compensation
Commercial General Liability
Commercial Automobile Liability
COMMERCIAL AUTOMOBILE TERRORISM RISK EXTENSION ACT OF 2005 NOTIFICATION
Additional Payments
Billing Method
Incurred Loss Accounting Adjustments
Documentation
Acquisitions and Divestitures
Estimated Premium Quoted in This Binder or Binder
Estimated Taxes and Assessments Quoted in this Binder For Loss Sensitive Programs/Plans
Premium Tax on Deductibles For Loss Sensitive Programs/Plans
Notice about the Office of Foreign Assets Control (OFAC)
Notice Applicable to Policies Issued Using the New York Trade Zone
Vermont Statute, Title 18: Health, Chapter 38: Lead Poisoning
Terrorism Risk Insurance Act Of 2002 And Terrorism Risk Insurance Extension Act Of 2005
Payment of Premium
Premium Audit
Overview
Special Account Instructions
Claims Reporting
Risk Management Information Systems (RMIS)
Executive Summary
TERRORISM RISK INSURANCE ACT OF 2002 AND TERRORISM RISK INSURANCE EXTENSION ACT OF 2005
COMMISSION
Aggregate Stop Amount
Aggregate Stop Limit
ALAE (Allocated Loss Adjustment Expense)
ALIR System
Automatic Withdrawal
Basis of Adjustment
Claims Payment Deposit
Claims Payment Fund
Claims Service Charges
Deductible
Deferred Expense Provision
Deferred Loss Provision
DMV
Estimated Deferred Amounts
Estimated Cost
Experience Modifications
FEIN numbers
Guaranteed Cost Policies
Incurred Loss Conversion
Insured States
Loss Conversion Factor
Loss Development Factors
Loss Reimbursement Limit
LRRP endorsement
Maximum Cost
Maximum Insurance Cost
Maximum Premium
Minimum Cost
Monopolistic States
Non-Ratable
Non-Subject Premium
Plan Adjustment
Paid Loss adjustments
Paid Losses
Premium Deferral Plan
Premium Discount
Retention
Self-Insured Retention
Self Insured States
Sizable Loss Payments
Stacking
Standard Premium
Stop Gap Liability
Subject Premium
Texas Premium Discount
UAIN
Ultimate Incurred Loss Plan
Ultimate Losses
UM/UIM/PIP
Valuation Date